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                                CREDIT AGREEMENT

                                   DATED AS OF
                                   MAY 5, 1999

                                      AMONG

                               JO-ANN STORES, INC.
                                   AS BORROWER

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   AS LENDERS

                       THE FIRST NATIONAL BANK OF CHICAGO
                             AS DOCUMENTATION AGENT

                                  COMERICA BANK
                               NATIONAL CITY BANK
                                  AS CO-AGENTS

                                      [LOGO]

                          KEYBANK NATIONAL ASSOCIATION
            AS A LENDER, THE SWING LINE LENDER, THE ISSUING BANK AND
                             AS ADMINISTRATIVE AGENT


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
                                TABLE OF CONTENTS

                                                                             PAGE
SECTION 1.   DEFINITIONS AND TERMS . . . . . . . . . . . . . . . . . . . . . . 1
     1.1.    CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . 1
     1.2.    COMPUTATION OF TIME PERIODS . . . . . . . . . . . . . . . . . . .18
     1.3.    ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . . . . . .18
     1.4.    TERMS GENERALLY . . . . . . . . . . . . . . . . . . . . . . . . .19
     1.5.    CURRENCY EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . . .19

SECTION 2.   AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . .19
     2.1.    COMMITMENTS FOR LOANS . . . . . . . . . . . . . . . . . . . . . .19
     2.2.    PROCEDURES FOR BORROWING. . . . . . . . . . . . . . . . . . . . .20
     2.3.    REFUNDING OF, OR PARTICIPATION IN, SWING LINE LOANS . . . . . . .22
     2.4.    NOTES; LOAN ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . .23
     2.5.    CONVERSIONS OF BORROWINGS UNDER THE GENERAL REVOLVING FACILITY. .24
     2.6.    INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.7.    SELECTION AND CONTINUATION OF INTEREST PERIODS. . . . . . . . . .27
     2.8.    INCREASED COSTS, ILLEGALITY, ETC. . . . . . . . . . . . . . . . .27
     2.9.    BREAKAGE COMPENSATION . . . . . . . . . . . . . . . . . . . . . .29
     2.10.   CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. . . . . . . . .30

SECTION 3.   LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . .30
     3.1.    LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . .30
     3.2.    LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. . . . . . . . . .31
     3.3.    AGREEMENT TO REPAY LC DISBURSEMENTS . . . . . . . . . . . . . . .32
     3.4.    PARTICIPATIONS IN LETTERS OF CREDIT . . . . . . . . . . . . . . .33
     3.5.    INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . . . .34
     3.6.    GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS . . . . . . .35

SECTION 4.   FEES AND COMMISSIONS; TERMINATION
               AND REDUCTION OF COMMITMENTS. . . . . . . . . . . . . . . . . .36
     4.1.    FEES AND COMMISSIONS. . . . . . . . . . . . . . . . . . . . . . .36
     4.2.    VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. . . . . . . . . .38
     4.3.    MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC.. . . . . .38
     4.4.    EXTENSION OF MATURITY DATE. . . . . . . . . . . . . . . . . . . .38

SECTION 5.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.1.    VOLUNTARY PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .39
     5.2.    MANDATORY PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .39
     5.3.    METHOD AND PLACE OF PAYMENT . . . . . . . . . . . . . . . . . . .41
     5.4.    NET PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .41

SECTION 6.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . .43
     6.1.    CONDITIONS PRECEDENT AT CLOSING DATE. . . . . . . . . . . . . . .43
     6.2.    CONDITIONS PRECEDENT TO ALL CREDIT EVENTS . . . . . . . . . . . .44

SECTION 7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .44
     7.1.    CORPORATE STATUS, ETC.. . . . . . . . . . . . . . . . . . . . . .44
     7.2.    SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.3.    CORPORATE POWER AND AUTHORITY, ETC. . . . . . . . . . . . . . . .45
     7.4.    NO VIOLATION. . . . . . . . . . . . . . . . . . . . . . . . . . .45


                                       i
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                                                                            PAGE

     7.5.   GOVERNMENTAL APPROVALS. . . . . . . . . . . . . . . . . . . . . . 45
     7.6.    LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.7.    USE OF PROCEEDS; MARGIN REGULATIONS . . . . . . . . . . . . . . .45
     7.8.    FINANCIAL STATEMENTS, ETC.. . . . . . . . . . . . . . . . . . . .46
     7.9.    NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . .46
     7.10.   TAX RETURNS AND PAYMENTS. . . . . . . . . . . . . . . . . . . . .46
     7.11.   TITLE TO PROPERTIES, ETC. . . . . . . . . . . . . . . . . . . . .46
     7.12.   LAWFUL OPERATIONS, ETC. . . . . . . . . . . . . . . . . . . . . .47
     7.13.   ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . .47
     7.14.   COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . . .47
     7.15.   INTELLECTUAL PROPERTY, ETC. . . . . . . . . . . . . . . . . . . .47
     7.16.   INVESTMENT COMPANY. . . . . . . . . . . . . . . . . . . . . . . .47
     7.17.   LABOR RELATIONS . . . . . . . . . . . . . . . . . . . . . . . . .47
     7.18.   EXISTING INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . .48
     7.19.   YEAR 2000 COMPUTER MATTERS. . . . . . . . . . . . . . . . . . . .48
     7.20.   TRUE AND COMPLETE DISCLOSURE. . . . . . . . . . . . . . . . . . .48

SECTION 8.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .49
     8.1.    REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . .49
     8.2.    BOOKS, RECORDS AND INSPECTIONS. . . . . . . . . . . . . . . . . .51
     8.3.    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     8.4.    PAYMENT OF TAXES AND CLAIMS . . . . . . . . . . . . . . . . . . .52
     8.5.    CORPORATE FRANCHISES. . . . . . . . . . . . . . . . . . . . . . .52
     8.6.    GOOD REPAIR . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     8.7.    COMPLIANCE WITH STATUTES, ETC.. . . . . . . . . . . . . . . . . .52
     8.8.    COMPLIANCE WITH ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . .52
     8.9.    FISCAL YEARS, FISCAL QUARTERS . . . . . . . . . . . . . . . . . .53
     8.10.   CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY . . . . . . .53
     8.11.   HEDGE AGREEMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . .54
     8.12.   MOST FAVORED COVENANT STATUS. . . . . . . . . . . . . . . . . . .54
     8.13.   SENIOR DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . .54

SECTION 9.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .54
     9.1.    CHANGES IN BUSINESS . . . . . . . . . . . . . . . . . . . . . . .54
     9.2.    CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC.. . . . . .55
     9.3.    LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
     9.4.    INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . .57
     9.5.    ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS . . . . . .58
     9.6.    MINIMUM CONSOLIDATED  NET WORTH . . . . . . . . . . . . . . . . .59
     9.7.    SENIOR LEVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . .60
     9.8.    TOTAL LEVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . .60
     9.9.    FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . . . .60
     9.10.   RATIO OF CONSOLIDATED CURRENT ASSETS/CONSOLIDATED CURRENT
              LIABILITIES PLUS CONSOLIDATED TOTAL SENIOR BALANCE
              SHEET DEBT . . . . . . . . . . .  . . . . . . . . . . . . . . . 60
     9.11.   ANNUAL CLEAN DOWN . . . . . . . . . . . . . . . . . . . . . . . .60
     9.12.   LIMITATION ON SUBSIDIARY INDEBTEDNESS . . . . . . . . . . . . . .61
     9.13.   LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. . . . . . . . . . .61
     9.14.   PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC.. . . . . . . . .61
     9.15.   TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . .62
     9.16.   PLAN TERMINATIONS, MINIMUM FUNDING, ETC.. . . . . . . . . . . . .62


                                       ii
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                                                                            PAGE

SECTION 10.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .62
     10.1.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .62
     10.2.   ACCELERATION, ETC.. . . . . . . . . . . . . . . . . . . . . . . .64
     10.3.   APPLICATION OF LIQUIDATION PROCEEDS . . . . . . . . . . . . . . .64

SECTION 11.  THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . .65
     11.1.   APPOINTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     11.2.   DELEGATION OF DUTIES. . . . . . . . . . . . . . . . . . . . . . .65
     11.3.   EXCULPATORY PROVISIONS. . . . . . . . . . . . . . . . . . . . . .65
     11.4.   RELIANCE BY ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .66
     11.5.   NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .66
     11.6.   NON-RELIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . .66
     11.7.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .67
     11.8.   THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY . . . . . . . . .67
     11.9.   SUCCESSOR ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . .67
     11.10.  OTHER AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .67

SECTION 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .67
     12.1.   PAYMENT OF EXPENSES ETC.. . . . . . . . . . . . . . . . . . . . .67
     12.2.   RIGHT OF SETOFF . . . . . . . . . . . . . . . . . . . . . . . . .69
     12.3.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     12.4.   BENEFIT OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .69
     12.5.   NO WAIVER: REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . .72
     12.6.   PAYMENTS PRO RATA . . . . . . . . . . . . . . . . . . . . . . . .72
     12.7.   CALCULATIONS: COMPUTATIONS. . . . . . . . . . . . . . . . . . . .72
     12.8.   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
               WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . .73
     12.9.   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .73
     12.10.  EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . .73
     12.11.  HEADINGS DESCRIPTIVE. . . . . . . . . . . . . . . . . . . . . . .73
     12.12.  AMENDMENT OR WAIVER . . . . . . . . . . . . . . . . . . . . . . .73
     12.13.  SURVIVAL OF INDEMNITIES . . . . . . . . . . . . . . . . . . . . .74
     12.14.  DOMICILE OF LOANS . . . . . . . . . . . . . . . . . . . . . . . .74
     12.15.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . .74
     12.16.  LENDER REGISTER . . . . . . . . . . . . . . . . . . . . . . . . .75
     12.17.  LIMITATIONS ON LIABILITY OF THE ISSUING BANKS . . . . . . . . . .75
     12.18.  GENERAL LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . .75
     12.19.  NO DUTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
     12.20.  LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. . . . . . . . .76
     12.21.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .76
     12.22.  INTEREST RATE LIMITATION. . . . . . . . . . . . . . . . . . . . .76
     12.23.  JUDGMENT CURRENCY . . . . . . . . . . . . . . . . . . . . . . . .76

ANNEX I      -      INFORMATION AS TO LENDERS

ANNEX II     -      INFORMATION AS TO SUBSIDIARIES

ANNEX III    -      DESCRIPTION OF EXISTING INDEBTEDNESS

ANNEX IV     -      DESCRIPTION OF EXISTING LIENS

ANNEX V      -      DESCRIPTION OF EXISTING ADVANCES, LOANS,
                    INVESTMENTS AND GUARANTEES

ANNEX VI     -      DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED
                    UNDER THE CREDIT AGREEMENT

EXHIBIT A-1  -      FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2  -      FORM OF SWING LINE NOTE

EXHIBIT B-1  -      FORM OF NOTICE OF BORROWING
EXHIBIT B-2  -      FORM OF NOTICE OF CONVERSION
EXHIBIT B-3  -      FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C    -      FORM OF SUBSIDIARY GUARANTY

EXHIBIT D    -      FORM OF OPINION OF SPECIAL COUNSEL TO THE BORROWER

EXHIBIT E    -      FORM OF ASSIGNMENT AGREEMENT

EXHIBIT F    -      FORM OF SECTION 5.4(b)(ii) CERTIFICATE

     CREDIT AGREEMENT, dated as of May 5, 1999, among the following:

            (i) JO-ANN STORES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

           (ii) the lending institutions listed in Annex I hereto (herein, together with their respective successors and assigns, each a "LENDER" and collectively, the "LENDERS");

          (iii) THE FIRST NATIONAL BANK OF CHICAGO, one of the Lenders, in its capacity as Documentation Agent (the "DOCUMENTATION AGENT");

           (iv) COMERICA BANK, one of the Lenders, and NATIONAL CITY BANK, one of the Lenders, each in their capacity as a Co-Agent (a "CO-AGENT"); and

            (v) KEYBANK NATIONAL ASSOCIATION, a national banking association, as a Lender, the Swing Line Lender, the Issuing Bank and as the Administrative Agent

     PRELIMINARY STATEMENTS:

     (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

     (2) The Borrower has applied to the Lenders for credit facilities in the aggregate amount of $300,000,000 in order to refinance certain Indebtedness of the Borrower, to finance Acquisitions and in order to provide working capital and funds for other lawful purposes.

     (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

     NOW, THEREFORE, it is agreed:

     SECTION 1.   DEFINITIONS AND TERMS.

     1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

     "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

     "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period, MULTIPLIED BY (ii) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

     "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

     "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

     "ALTERNATIVE CURRENCY" shall mean and include any lawful currency other than Dollars which is (i) readily and freely transferable and convertible into Dollars, and (ii) is acceptable to the Required Lenders and any applicable Issuing Bank.

     "APPLICABLE EURODOLLAR MARGIN" shall have the meaning provided in section 2.6(g).

     "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 4.1(a).

     "APPLICABLE LENDING OFFICE" shall mean, (i) with respect to each Lender with a General Revolving Commitment, (A) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans, and (B) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans, and (ii) with respect to the Swing Line Lender, its Domestic Lending Office.

     "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, PROVIDED that the term Asset Sale specifically excludes any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in each case in the ordinary course of business.

     "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

     "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

     "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

     "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

     "BORROWING" shall mean and include:

                    (i) the incurrence of General Revolving Loans, consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from a Conversion or a Continuation on a given date), having in the case of Eurodollar Loans the same Interest Period; and/or

                   (ii) the incurrence of a single Type of Swing Line Loan by the Borrower from the Swing Line Lender on a given date.

     "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

     "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

     "CASH EQUIVALENTS" shall mean any of the following:

                    (i) securities issued or directly and fully guaranteed or
            insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                    (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than 180 days from the date of acquisition;

                    (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 270 days after the date of acquisition;

                    (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above;

                    (v) investments in money market funds access to which is
            provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

                    (vi) investments in industrial development revenue bonds
            which (i) "re-set" interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by an Approved Bank; and

                    (vii) investments in pooled funds or investment accounts
            consisting of investments of the nature described in the foregoing clause (vi).

     "CHANGE OF CONTROL" shall mean and include any of the following:

                     (i) during any period of two consecutive calendar years,
            individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office;

                    (ii) any person or group (as such term is defined in section
            13(d)(3) of the 1934 Act), OTHER THAN (x) the Borrower, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower and (z) the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 33%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

                    (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, OTHER than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

                    (iv) the shareholders of the Borrower approve a plan of
            complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

                    (v) any "Change of Control" or similar term as defined in
            any agreement or instrument evidencing or governing Indebtedness of the Borrower in an original aggregate principal amount of at least $10,000,000.

As used in this definition, the term "CURRENT HOLDER GROUP" shall mean (i) those persons who are officers and directors of the Borrower at the Effective Date,
(ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (iv) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i) and (ii) or any other persons, so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

     "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "COMMITMENT" shall mean, with respect to each Lender, its General Revolving Commitment or its Swing Line Commitment, or both, if such Lender shall have both a General Revolving Commitment or its Swing Line Commitment.

     "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries. Notwithstanding the foregoing, amounts expended to complete, or capitalized in connection with the completion of, Permitted Acquisitions, shall not constitute Consolidated Capital Expenditures.

     "CONSOLIDATED CURRENT ASSETS" shall mean, as at the date of any determination, the net book value of all assets of the Borrower and its Subsidiaries that would be classified as current assets in accordance with GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

     "CONSOLIDATED CURRENT LIABILITIES" shall mean, as at the date of any determination, all liabilities of the Borrower and its Subsidiaries that would be classified as current liabilities in accordance with GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP; PROVIDED that for purposes of this definition no portion of the principal amount of the Loans shall in any event be treated as a current liability.

     "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET FIXED REAL PROPERTY LEASE CHARGES" shall mean, for any period, (i) all fixed rental expenses of the Borrower and its Subsidiaries arising under all leases of Real Property (including Capital Leases and "operating leases") for such period, LESS (ii) any sublease rentals receivable by the Borrower and its Subsidiaries for such period for the sublease to persons other than Affiliates of any such Real Property, in each case determined on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP. In the case of any lease or sublease covering both Real Property and personal property, the component of rental expense or rental income relating to the personal property shall be excluded from the determination of Consolidated Net Fixed Real Property Lease Charges.

     "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

     "CONSOLIDATED NET INTEREST EXPENSE" shall mean, for any period, (i) total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, net costs under Hedge Agreements, but excluding, however, any amortization of deferred financing costs, LESS (ii) net interest income of the Borrower and its Subsidiaries on a consolidated basis, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

     "CONSOLIDATED TOTAL ASSETS" shall mean, at any time, the total net book value of all assets of the Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "CONSOLIDATED TOTAL BALANCE SHEET DEBT" shall mean, without duplication, at any date of determination (i) the principal amount of all Indebtedness for borrowed money or represented by bonds, notes or debentures, (ii) all Capitalized Lease Obligations, and (iii) all other amounts representing or equivalent to the principal amount of Indebtedness, in all such cases only to the extent the same would appear as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date which is prepared in accordance with GAAP.

     "CONSOLIDATED TOTAL CAPITAL" shall mean, as of any date of determination, the sum of (i) Consolidated Total Balance Sheet Debt and (ii) Consolidated Net Worth.

     "CONSOLIDATED TOTAL SENIOR BALANCE SHEET DEBT" shall mean without duplication, at any date of determination, (i) Consolidated Total Balance Sheet Debt, LESS (ii) the aggregate outstanding principal amount of the Subordinated Notes.

     "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of General Revolving Loans consisting of Eurodollar Loans for an additional Interest Period as provided in section 2.7.

     "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.5, 2.7(b), 2.8(b) or 5.2.

     "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty and any Letter of Credit Document.

     "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

     "CREDIT PARTY" shall mean the Borrower and each of its Subsidiaries which is a party to any Credit Document.

     "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

     "DOCUMENTARY LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

     "DOLLARS", "U.S. DOLLARS", "U.S.DOLLARS", "DOLLARS" and the sign "$" each means lawful money of the United States.

     "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

     "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

                    (i) is not disapproved in writing by the Borrower in a
            notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within two Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Default under section 10.1(a) or Event of Default shall have occurred and be continuing; and

                    (ii) is not a direct competitor of the Borrower or engaged in the same or similar principal lines of business as the Borrower and its Subsidiaries considered as a whole, or is not an Affiliate of any such competitor of the Borrower and its Subsidiaries.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

     "EURODOLLAR BORROWING" shall mean a Borrowing under the General Revolving Facility consisting of Eurodollar Loans.

     "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EURODOLLAR LOANS" shall mean each General Revolving Loan bearing interest at the rates provided in section 2.6(b).

     "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

     "EXISTING INDEBTEDNESS" shall have the meaning provided in section 7.18.

     "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

     "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(e).

     "FACILITY" shall mean either the General Revolving Facility or the Swing Line Facility, or both, if the context so requires.

     "FACILITY FEE" shall have the meaning provided in section 4.1(a).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "FEES" shall mean all fees, commissions and other amounts payable pursuant to, or referred to in, section 4.1 hereof.

     "FIXED CHARGE COVERAGE RATIO" shall mean, for any Testing Period, the ratio of

                    (i) Consolidated Net Income for such Testing Period, PLUS
            the following, to the extent deducted in determining such Consolidated Net Income: (A) Consolidated Net Interest Expense, (B) Consolidated Income Tax Expense, (C) Consolidated Depreciation, (D) Consolidated Amortization, (E) Consolidated Net Fixed Real Property Lease Charges, and (F) in the case of any Testing Period which includes any portion of the Borrower's 1999 fiscal year, the charges during such Testing Period related to the acquisition of House of Fabrics, Inc. (such charges aggregated not more than $16,000,000 on an after tax basis for the 1999 fiscal year),

            TO

                    (ii) the sum for such Testing Period of: (A) Consolidated
            Net Fixed Real Property Lease Charges, (B) Consolidated Net Interest Expense, (C) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities), and (D) without duplication of any amount included under the preceding clause (C), scheduled payments representing the principal portion of Capitalized Lease Obligations, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's Fixed Charge Coverage Ratio for any Testing Period shall be computed by giving PRO FORMA effect to (x) the inclusion of the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) the exclusion of the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

     "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4(c), or terminated pursuant to section 4.2,
4.3 or 10.2.

     "GENERAL REVOLVING CREDIT EXPOSURE" shall mean, for any Lender at any time, its General Revolving Facility Percentage of the Total General Revolving Credit Exposure at such time.

     "GENERAL REVOLVING FACILITY" shall mean the Facility evidenced by the Total General Revolving Commitment.

     "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

     "GENERAL REVOLVING LOAN" shall have the meaning provided in section 2.1(a).

     "GENERAL REVOLVING NOTE" shall have the meaning provided in section 2.4(a).

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made (taking into account, if applicable, any percentage or monetary limitation upon the liability of such person under such Guaranty Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

     "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

     "INDEBTEDNESS" of any person shall mean without duplication:

                  (i)  all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt
            securities of such person;

                 (iii) the deferred purchase price of capital assets or
            services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                 (vi) all indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

                (vii) all Capitalized Lease Obligations of such person;

               (viii) the present value, determined on the basis of the
            implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                 (x)  all net obligations of such person under Hedge
            Agreements;

                (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

               (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

              (xiii)  all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

     "INTEREST PERIOD" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.7.

     "ISSUING BANK" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and/or (ii) in respect of any Letter of Credit issued after the Effective Date for any of the purposes contemplated by section 3, the Lender which has issued same, which shall be (1) KeyBank, or (2) such other Lender as may (x) be designated by the Borrower as a replacement for the then incumbent Issuing Bank upon not less than 30 days' prior written notice to all of the Lenders and (y) agree to so act in a contemporaneous written notice given by such other Lender to the Borrower, the Administrative Agent and all of the Lenders other than itself.

     "KEYBANK" shall mean KeyBank National Association, a national banking association, together with its successors and assigns.

     "LC DISBURSEMENT" shall mean shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit to the beneficiary thereof (or its assignee), including (without limitation) any payment made by the Issuing Bank under a banker's acceptance or sight or time draft drawn on the Issuing Bank in connection with a Letter of Credit.

     "LC EXPOSURE" shall mean, for any Lender at any time, its General Revolving Facility Percentage of the Total LC Exposure at such time.

     "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

     "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its Swing Line Participation Amount under section 2.3(b) or its portion of any unreimbursed payment under section 3.4(c), or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1, 2.3 and/or 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "LENDER REGISTER" shall have the meaning provided in section 12.16.

     "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

     "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

     "LETTER OF CREDIT FEE" shall have the meaning provided in section 4.1(b).

     "LETTER OF CREDIT REQUEST" shall have the meaning provided in section
3.2(a).

     "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16th of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "LOAN" shall have the meaning provided in section 2.1. As provided herein,
(i) Loans under the General Revolving Facility are General Revolving Loans, and General Revolving Loans may be Eurodollar Loans or Prime Rate Loans, which are the only Types of General Revolving Loans which can be outstanding hereunder; and (ii) Loans under the Swing Line Facility are Swing Line Loans, and Swing Line Loans may be Money Market Rate Loans or Prime Rate Loans, which are the only Types of Swing Line Loans which can be outstanding hereunder.

     "MARGIN STOCK" shall have the meaning provided in Regulation U.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, operations, property, assets, liabilities or financial condition of,
(x) when used with reference to the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or (y) when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) the ability of the Borrower and the other Credit Parties to perform their obligations under the Credit Documents; or (iii) the rights of or benefits available to the Administrative Agent, any Issuing Bank, the Swing Line Lender and the Lenders under the Credit Documents.

     "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

     "MATURITY DATE" shall mean April 30, 2004, as such date may be extended in accordance with section 4.4, or in any event such earlier date when the Total Commitment is terminated.

     "MINIMUM BORROWING AMOUNT" shall mean:

                    (i) for a Prime Rate Borrowing under the General Revolving
            Facility, $1,000,000, with minimum increments thereafter of $100,000, EXCEPT that (x) a Prime Rate Borrowing incurred under the General Revolving Facility to finance payment of an LC Disbursement in accordance with section 3.3(a) may be in such different amount as is necessary for such purpose, and (y) a Prime Rate Borrowing under the General Revolving Facility may in any event be in an amount equal to the entire Unutilized Total General Revolving Commitment;

                   (ii) for a Eurodollar Borrowing under the General Revolving
            Facility, $5,000,000, with minimum increments thereafter of $1,000,000; or

                  (iii) for a Swing Line Loan, $100,000, with minimum
            increments thereafter of $50,000.

     "MONEY MARKET RATE LOAN" shall mean a Swing Line Loan, denominated in U.S. Dollars, bearing interest at a Quoted Rate.

     "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

     "NOTE" shall mean a General Revolving Note or a Swing Line Note, as applicable.

     "NOTICE OF BORROWING" shall have the meaning provided in section 2.2(a).

     "NOTICE OF CONVERSION" shall have the meaning provided in section 2.5.

     "NOTICE OFFICE" shall mean the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Group (facsimile: (216) 689-4981), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

     "NOTICE OF SWING LINE REFUNDING" shall have the meaning provided in section 2.3(a).

     "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

     "PARTICIPANT" shall have the meaning provided in section 3.4(a).

     "PAYMENT OFFICE" shall mean the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114, Attention: Diane Cox of the Large Corporate Group (telephone: (216) 689-4450; facsimile: (216) 689-4981), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                    (i) such Acquisition (A) involves a line or lines of
            business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, and (B) involves a line or lines of business which has generated a positive earnings before interest, income taxes, depreciation and amortization for its most recently completed four full fiscal quarters for which financial information is available, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

                    (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing;

                    (iii) the Borrower would, after giving effect to such
            Acquisition, be in compliance, on a PRO FORMA basis, with the financial covenants contained in sections 9.7, 9.8, 9.9 and 9.10;

                    (iv) the cumulative aggregate consideration for such
            Acquisition and all other Acquisitions completed during the preceding 12 months, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, but excluding the value of any consideration for an Acquisition paid in the form of capital stock of the Borrower which is not Redeemable Stock, does not exceed an amount equal to 15% of the Borrower's Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements have been delivered to the Lenders hereunder; and

                    (v) if the aggregate consideration for such Acquisition,
            including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, exceeds $20,000,000, at least 10 Business Days prior to the completion of such transaction the Borrower shall have delivered to the Lenders a certificate of a responsible financial or accounting officer of the Borrower demonstrating, in reasonable detail, the computation of the ratios referred to in sections 9.7, 9.8, 9.9 and
            9.10 on a PRO FORMA basis, such PRO FORMA ratios being determined as if (x) such Acquisition had been completed at the beginning of the most recent period of four consecutive fiscal quarters of the Borrower for which financial information for the Borrower and the business or person to be acquired, is available and has been delivered to the Lenders at least 10 Business Days prior to the completion of such transaction (which shall in the case of the acquired business include audited financial statements for the most recent fiscal year, unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders), and
            (y) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such period;

PROVIDED, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

     "PERMITTED LIENS" shall mean Liens described in section 9.3.

     "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the rate of interest established by the Administrative Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit.

     "PRIME RATE BORROWING" shall mean a Borrowing consisting of Prime Rate
Loans.

     "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.6(a).

     "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

     "QUOTED RATE" shall have the meaning provided in section 2.3(c).

     "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

     "REDEEMABLE STOCK" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or
(ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

     "REFERENCE BANKS" shall mean (i) KeyBank, and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, PROVIDED, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27,
 .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

     "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute more than 66+2/3% of the sum of the total outstanding General Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the General Revolving Loans or having such amount of the Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the General Revolving Loans or Unutilized General Revolving Commitments).

     "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

     "S&P" shall mean Standard & Poor's Ratings Group, and its successors.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     "SECTION 5.4(b)(ii) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

     "STANDARD PERMITTED LIENS" shall mean the following:

                    (i) Liens for taxes not yet delinquent or Liens for taxes
            being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                    (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries considered as an entirety;

                    (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                    (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                   (v) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                   (vi) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety; and

                  (vii) Liens on property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor).

     "STANDBY LETTER OF CREDIT" shall have the meaning provided in section
3.1(a).

     "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder, including any amounts which can be drawn under any banker's acceptances or sight or time drafts which have or could be issued or presented thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBORDINATED INDEBTEDNESS" shall mean (i) the Subordinated Notes; and (ii) any other Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

     "SUBORDINATED NOTE INDENTURE" shall have the meaning provided in section 6.1(h).

     "SUBORDINATED NOTES" shall have the meaning provided in section 6.1(h).

     "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" shall have the meaning provided in section 6.1(c).

     "SWING LINE COMMITMENT" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in Annex I as its "Swing Line Commitment" as the same may be reduced from time to time pursuant to section 4.2, adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4(c), or terminated pursuant to section 4.2, 4.3 or 10.2.

     "SWING LINE FACILITY" shall mean the credit facility evidenced by the Swing Line Commitment.

     "SWING LINE LENDER" shall mean the Lender which has the Swing Line Commitment.

     "SWING LINE LOAN" shall have the meaning provided in section 2.1(b).

     "SWING LINE NOTE" shall have the meaning provided in section 2.4(a).

     "SWING LINE PARTICIPATION AMOUNT" shall have the meaning provided in section 2.3(b).

     "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

     "TAXES" shall have the meaning provided in section 5.4.

     "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

     "TOTAL COMMITMENT" shall mean the sum of all of the Commitments of all of the Lenders hereunder.

     "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

     "TOTAL GENERAL REVOLVING CREDIT EXPOSURE" shall mean at any time the sum at such time of (i) the outstanding principal amount of the General Revolving Loans; (ii) the Total LC Exposure; and (iii) the outstanding principal amount of the Swing Line Loans which have been or could be, subject to the terms and conditions of section 2.3, made the subject of a Swing Line Refunding Notice.

     "TOTAL LC EXPOSURE" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower (and its Subsidiaries which are account parties) at such time.

     "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., (i) in the case of General Revolving Loans, a Prime Rate Loan or a Eurodollar Loan, and (ii) in the case of a Swing Line Loan, a Prime Rate Loan or a Money Market Rate Loan.

     "UCC" shall mean the Uniform Commercial Code.

     "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "UNITED STATES" and "U.S." each means United States of America.

     "UNUTILIZED GENERAL REVOLVING COMMITMENT" shall mean, at any time, for any Lender with a General Revolving Commitment, the excess at such time of (i) such Lender's General Revolving Commitment, OVER (ii) the sum of (x) the principal amount of General Revolving Loans made by such Lender and outstanding at such time, and (y) such Lender's General Revolving Facility Percentage of the Total LC Exposure at such time.

     "UNUTILIZED SWING LINE COMMITMENT" shall mean, at any time, the excess of
(i) the Swing Line Commitment at such time, OVER (ii) the aggregate principal amount of all Swing Line Loans then outstanding.

     "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess at such time of (i) the Total General Revolving Commitment at such time, OVER (ii) the sum of (x) the aggregate principal amount of all General Revolving Loans then outstanding, and (y) the Total LC Exposure at such time.

     "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

     "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

     1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

     1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

     1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that (A) the equivalent in Dollars of any LC Disbursement in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Issuing Bank; (B) for purposes of sections 2.1, 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (C) for purposes of sections 4.1(c) and (e), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.

     SECTION 2.     AMOUNT AND TERMS OF LOANS.

     2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn, to the extent a Lender has a commitment under a Facility for the Borrower, under the applicable Facility, as set forth below:

            (a) GENERAL REVOLVING FACILITY. Loans to the Borrower under the General Revolving Facility (each a "GENERAL REVOLVING LOAN" and collectively, the "GENERAL REVOLVING LOANS"): (i) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, General Revolving Loans which are Prime Rate Loans or Eurodollar Loans, in each case denominated in Dollars, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Loans; and (v) in the case of any Lender with a General Revolving Commitment, may not be incurred if after giving effect thereto such Lender's General Revolving Credit Exposure would exceed its General Revolving Commitment as then in effect.

             (b) SWING LINE FACILITY. Loans to the Borrower under the Swing Line Facility (each a "SWING LINE LOAN" and, collectively, the "SWING LINE LOANS") (i) shall be made only by the Swing Line Lender, (ii) may be made at any time and from time to time on and after the Closing Date and prior to the Maturity Date; (iii) shall be made only in U.S. Dollars; (iv) shall have a maturity of not more than 7 days; (v) shall be incurred only for working capital requirements of the Borrower and its Subsidiaries; (vi) may only be incurred as Prime Rate Loans or as Money Market Rate Loans; (vii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (viii) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Loans; and (ix) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Commitment at such time.

     2.2.   PROCEDURES FOR BORROWING.  (a)   NOTICE OF BORROWING.  Whenever the
Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

            (A) EURODOLLAR BORROWINGS UNDER THE GENERAL REVOLVING FACILITY: prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Eurodollar Borrowing to be made under the General Revolving Facility,

            (B) PRIME RATE BORROWINGS UNDER ANY FACILITY: prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Prime Rate Borrowing to be made hereunder; or

            (C) BORROWINGS UNDER THE SWING LINE FACILITY OF MONEY MARKET RATE
     LOANS: in the case of any Borrowing under the Swing Line Facility of a Money Market Rate Loan to be made hereunder, if the Administrative Agent shall have furnished the Borrower with a Quoted Rate therefor, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date thereof (which shall be within such period as the Administrative Agent shall have specified for such Quoted Rate) written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent).

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which the Borrowing is to be incurred, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurodollar Loans or Money Market Rate Loans; (v) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto; and (vi) if the Borrowing consists of a Swing Line Loan, the maturity date thereof (which shall be not more than 7 days), and if such Swing Line Loan is a Money Market Rate Loan, the Quoted Rate therefor. If the Borrower fails to specify in a Notice of Borrowing the maturity date of any Swing Line Loan, such maturity date shall be deemed to be 7 days. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

     (b) BORROWINGS OF MONEY MARKET RATE LOANS. Whenever the Borrower proposes to submit a Notice of Borrowing with respect to a Swing Line Loan which will be a Money Market Rate Loan, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loan if such Loan is made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Borrower as the Quoted Rate applicable to such proposed Money Market Rate Loan if made on or before such specified date for a maturity as so proposed by the Borrower. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to the sum of (x) the Applicable Eurodollar Margin in effect at the time of quotation of any Quoted Rate, PLUS (y) the Applicable Facility Fee Rate in effect at such time, over the then prevailing Federal Funds Effective Rate, commercial paper, call money, overnite repurchase or other commonly quoted interest rate, or the Swing Line Lender's average fully absorbed cost of short term funds, in each case as selected and determined by the Swing Line Lender in its sole and absolute discretion. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

     (c) ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONE NOTICE. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

     (d) MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing by the Borrower under a Facility shall not be less than the Minimum Borrowing Amount for such Borrowing. More than one Borrowing may be incurred by the Borrower on any day, PROVIDED that (i) if there are two or more Eurodollar Borrowings on a single day by the Borrower under the General Revolving Facility, each such Borrowing shall have a different initial Interest Period, (ii) at no time shall there be more than 10 Eurodollar Borrowings outstanding hereunder (including any such Borrowings resulting from the incurrence of General Revolving Loans or Continuations or Conversions), and (iii) only one Borrowing may be made on any day under the Swing Line Facility.

     (e) PRO RATA BORROWINGS. All Borrowings of Loans under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

     (f) DISBURSEMENT OF FUNDS. (i) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the applicable Facility relating to the Borrowing covered thereby will make available its PRO RATA share of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicablE rate of interest, calculated in accordance with section 2.6, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.9).

     (ii) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.3. REFUNDING OF, OR PARTICIPATION IN, SWING LINE LOANS. (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of the Borrower has occurred, also to the Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Borrower of a Notice of Borrowing requesting General Revolving Loans consisting of Prime Rate Loans in the amount of the Swing Line Loans to which it relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender, in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph sections 2.3(b) and (d) below) to make a General Revolving Loan to the Borrower in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Loans to which such Notice of Swing Line Refunding related. The Borrower irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Lne Refunding shall constitute General Revolving Loans hereunder consisting of Prime Rate Loans.

     (b) If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(h) shall have occurred in respect of the Borrower or one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

     (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Line Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the

Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

     (d) Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

            (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

            (ii) at the time the Swing Line Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had (x) no knowledge that any Default under section 10.1(a) involving the payment of principal of or interest on any of the Loans had occurred and was continuing, and (y) no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

     2.4. NOTES; LOAN ACCOUNTS. (a) NOTES. The Borrower's obligation to pay the principal of, and interest on, the General Revolving Loans made to it by each Lender with a General Revolving Commitment shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-1 (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"). The Borrower's obligation to pay the principal of, and interest on, the Swing Line Loans made to it by the Swing Line Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (the "SWING LINE NOTE").

     (b) GENERAL REVOLVING NOTES. The General Revolving Note issued by the Borrower to a Lender with a General Revolving Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date (or if later, the date the of the first General Revolving Loan which is outstanding thereunder); (iii) be in a stated principal amount equal to the General Revolving Commitment of such Lender; (iv) be payable in the principal amount of the General Revolving Loans evidenced thereby; (v) mature on the Maturity Date; (vi) bear interest as provided in section 2.6 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby; (vii) be subject to mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) SWING LINE NOTE. The Swing Line Note issued by the Borrower to the Swing Line Lender shall: (i) be executed by the Borrower; (ii) be payable to the order of the Swing Line Lender and be dated on or prior to the date of any Swing Line Loan evidenced thereby; (iii) be in a stated principal amount equal to the Swing Line Commitment of the Swing Line Lender; (iv) be payable in the principal amount of Swing Line Loans evidenced thereby; (v) mature as to any Swing Line Loan evidenced thereby on the maturity date specified in the applicable Notice of Borrowing (which shall be not more than 7 days following the date such Swing Line Loan was made); (vi) bear interest as provided in section 2.6 in respect of the Prime Rate Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vii) be subject to mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (e) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and (to the extent applicable) the Interest Period if such Loan is a Eurodollar Loan, or the Quoted Rate and maturity thereof if such Loan is a Money Market Rate Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (f) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.4(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

     (g) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any Note issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

     2.5. CONVERSIONS OF BORROWINGS UNDER THE GENERAL REVOLVING FACILITY. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of a Borrowing under the General Revolving Facility into a Borrowing or Borrowings under the same Facility of another Type of Loans which can be made hereunder, PROVIDED that:

            (a) no partial Conversion of a Eurodollar Borrowing shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

            (b) any Conversion of a Eurodollar Borrowing into a Prime Rate Borrowing shall be made on, and only on, the last day of an Interest Period for such Eurodollar Borrowing;

            (c) a Prime Rate Borrowing may only be Converted into a Eurodollar Borrowing if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree; and

            (d) Eurodollar Borrowings resulting from this section 2.6 shall conform to the requirements of section 2.2(d).

Each such Conversion shall be effected by the Borrower giving the Administrative Agent, at its Notice Office, prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. Any Notice of Conversion must be received by the Administrative Agent (x) prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days prior to the date of any proposed Conversion into Eurodollar Loans, or (y) prior to 11:00 A.M. (local time at its Notice Office) on the same Business Day as the proposed Conversion into Prime Rate Loans. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by the Borrower is not considered a Conversion of Loans into other Loans.

     2.6. INTEREST. (a) INTEREST RATE FOR PRIME RATE LOANS. During such periods as a General Revolving Loan or a Swing Line Loan is a Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time.

     (b) INTEREST RATE FOR EURODOLLAR LOANS. During such periods as a General Revolving Loan is a Eurodollar Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the Applicable Eurodollar Margin (as defined below) for such Eurodollar Loan PLUS the relevant Adjusted LIBO Rate for such Interest Period.

     (c) INTEREST RATE FOR MONEY MARKET RATE LOANS. During such periods as a Swing Line Loan is a Money Market Rate Loan, the unpaid principal amount thereof shall bear interest at a the Quoted Rate therefor.

     (d) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal in respect of each and every Loan shall bear interest, payable on demand, at 2% per annum above the interest rate otherwise applicable thereto. If any amount (other than the principal of the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal 2% per annum above the Prime Rate in effect from time to time.

     (e) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

            (i) in the case of any Swing Line Loan, (A) at the maturity date thereof, which shall in any event be not more than 7 days following the date such Swing Line Loan is made, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand; and

            (ii) in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, quarterly in arrears on the last Business Day of each April, July, October and January, (B) which is a Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (f) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

     (g) INFORMATION AS TO INTEREST RATES. If requested to do so by the Administrative Agent as contemplated by the definition of the term "LIBO Rate", each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted LIBO Rate for any Eurodollar Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted LIBO Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower (on behalf of any applicable Borrower) and the Lenders thereof.

     (h) APPLICABLE EURODOLLAR MARGIN. As used herein, the term "APPLICABLE EURODOLLAR MARGIN", as applied to any General Revolving Loan which is a Eurodollar Loan, means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's Fixed Charge Coverage Ratio and such Pricing Grid Table, and the following provisions:

            (i) Initially, until changed hereunder in accordance with the following provisions, the Applicable Eurodollar Margin will be 110 basis points per annum.

            (ii) Commencing with the fiscal quarter of the Borrower ended on or nearest to January 31, 2000, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Eurodollar Margin for any Eurodollar Loan in accordance with the Pricing Grid Table, based on the Borrower's Fixed Charge Coverage Ratio for the Testing Period ended on the last day of the fiscal quarter, and identified in such Pricing Grid Table. Changes in the Applicable Eurodollar Margin based upon changes in such Fixed Charge Coverage Ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such Fixed Charge Coverage Ratio, based upon the Fixed Charge Coverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

            (iii) Notwithstanding the above provisions, during any period when
     (A) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (B) a Default under section 10.1(a) has occurred and is continuing, or (C) an Event of Default has occurred and is continuing, the Applicable Eurodollar Margin shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's Fixed Charge Coverage Ratio at such time.

            (iv) Any changes in the Applicable Eurodollar Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.6(g) shall be conclusive and binding absent manifest error.


                                  PRICING GRID TABLE
                             (EXPRESSED IN BASIS POINTS)

-------------------------------------------------------------------------------
    FIXED CHARGE COVERAGE RATIO         APPLICABLE         APPLICABLE FACILITY
                                        EURODOLLAR               FEE RATE
                                          MARGIN
-------------------------------------------------------------------------------
 Greater than 2.00 to 1.00                 75.00                  25.00
-------------------------------------------------------------------------------
 Equal to or greater than 1.85             80.00                  32.50
 to 1.00 and equal to or less
 than 2.00 to 1.00
-------------------------------------------------------------------------------
 Equal to or greater than 1.75 to         100.00                  37.50
 1.00 and less than 1.85 to 1.00
-------------------------------------------------------------------------------
 Equal to or greater than                 110.00                  40.00
 1.625 to 1.00 and less than
 1.75 to 1.00
-------------------------------------------------------------------------------
 Less than 1.625 to 1.00                  120.00                  42.50
-------------------------------------------------------------------------------


     2.7. SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) The Borrower shall have the right

            (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Eurodollar Borrowing, to select in such Notice the Interest Period to be applicable to such Eurodollar Borrowing, and

            (y) prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Eurodollar Borrowing, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Eurodollar Borrowing as one or more Eurodollar Borrowings and to select the Interest Period to be applicable to any such Eurodollar Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; PROVIDED, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.8 and to the following:

            (i) the initial Interest Period for any Eurodollar Borrowing shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) no Interest Period for any Eurodollar Borrowing may be selected which would end after the Maturity Date;

            (v) each Eurodollar Borrowing resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

            (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

     (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Eurodollar Borrowing as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to a Prime Rate Borrowing effective as of the expiration date of such current Interest Period.

     2.8. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Adjusted LIBO Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted LIBO Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred or Converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause
(ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.8(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.8(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.8(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.8(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.8(b).

     (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.8(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.8(c) upon the subsequent receipt of such notice.

     (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.8 or 3.5 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.8(c) or payment or reimbursement of other amounts under section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

     2.9. BREAKAGE COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Swing Line Loans) which such Lender may sustain:
(i) if for any reason (other than a default by such Lender or the Administrative Agent), (x) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not withdrawn, rescinded or cancelled by the Borrower or deemed to be withdrawn, rescinded or cancelled), or (y)a Borrowing of a Swing Line Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn, rescinded or cancelled by the Borrower or deemed to be withdrawn, rescinded or cancelled); (ii) if any repayment, prepayment or Conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any of its Swing Line Loans occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any of its Eurodollar Loans or Swing Line Loans not made on any date specified in a notice of prepayment given by the Borrower; (v) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or any Swing Line Loan other than on the maturity date thereof, pursuant to a request by the Borrower pursuant to section 2.10(b); or (vi) as a consequence of
(x) any other default by the Borrower to repay or prepay its Eurodollar Loans and/or Swing Line Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.8(b). Such loss, cst, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, or the maturity date thereof in the case of a Swing Line Loan, or in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan or the life of such Loan in the case of a Swing Line Loan, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (or the short term funds market, in the case of a Swing Line Loan). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof.

     2.10. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.8(a)(ii) or (iii), 2.8(c) or 3.5 with respect to such

Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

     (b) If any Lender requests any compensation, reimbursement or other payment under section 2.8(a)(ii) or (iii), 2.8(c) or 3.5 with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.8(a)(ii) or (iii), 2.8(c) or
3.5 with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     (c) Nothing in this section 2.10 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.8 or 3.5.

     SECTION 3.     LETTERS OF CREDIT.

     3.1. LETTERS OF CREDIT. (a) GENERAL. Subject to and upon the terms and conditions herein set forth, the Borrower may request an Issuing Bank at any time and from time to time on or after the Closing Date and prior to the date that is 30 Business Days prior to the Maturity Date to issue, for the account of the Borrower or any of its Subsidiaries and in support of (i) trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business, and/or (ii) worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such Subsidiary incurred in the ordinary course of its business, and such other obligations of the Borrower and its Subsidiaries that are acceptable to the Issuing Bank, and subject to and upon the terms and conditions herein set forth, such Issuing Bank agrees to issue from time to time, irrevocable documentary or standby letters of credit (it being understood that the term "standby" shall include so called "direct pay" letters of credit) denominated and payable in Dollars or in an Alternative Currency in such form as may be approved by such Issuing Bank and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(e)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT"). Letters of Credit issued for purposes referred to in clause (i) above are sometimes referred to as "DOCUMENTARY LETTERS OF CREDIT", and Letters of Credit issued for purposes referred to in clause (ii) above are sometimes referred to as "STANDBY LETTERS OF CREDIT".

     (b) MAXIMUM LC EXPOSURE, ETC. A Letter of Credit shall be issued hereunder, and the Stated Amount of a Letter of Credit shall be increased hereunder, only if (and upon such issuance or increase the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance or increase, (i) the Total LC Exposure shall not exceed $100,000,000, and (ii) the General Revolving Credit Exposure of each Lender shall not exceed its General Revolving Commitment.

     (c)    STATED AMOUNTS AND EXPIRATION.  Notwithstanding the foregoing,

            (i) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Issuing Bank;

           (ii) each Standby Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Issuing Bank and the Required Lenders, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Issuing Bank; and

          (iii) each Documentary Letter of Credit (including any acceptances or time drafts created thereunder) shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) six months from the date of issuance thereof, unless a longer period is approved by the relevant Issuing Bank and the Required Lenders, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Issuing Bank.

     (d) EFFECT OF LENDER DEFAULT. Notwithstanding the foregoing, in the event a Lender Default exists, no Issuing Bank shall be required to issue any Letter of Credit (or increase the Stated Amount of an outstanding Letter of Credit) unless either (i) such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' LC Exposure; or (ii) the issuance of such Letter of Credit (or increase in the Stated Amount of an outstanding Letter of Credit), taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Issuing Bank to incur Credit Exposure in excess of its Commitment, and the Borrower has undertaken, for the benefit of such Issuing Bank, pursuant to an instrument satisfactory in form and substance to such Issuing Bank, not to thereafter incur, or cause to be issued or created, Loans or Letters of Credit hereunder which would cause the Issuing Bank to incur Credit Exposure in excess of its Commitment.

     (e) EXISTING LETTERS OF CREDIT. Annex VI hereto contains a description of certain letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

     (f) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Issuing Bank written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Issuing
Bank), prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Issuing Bank) prior to the proposed date of issuance (which shall be a Business
Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Issuing Bank customarily requires in connection therewith (including, if required by the Issuing Bank, an application for, and a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including (without limitation) any application, reimbursement agreement, guaranty, collateral document, the Letter of Credit itself, or any sight draft or time draft, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

     (b) Each Issuing Bank shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Issuing Bank shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender in writing) summary describing the outstanding Letters of Credit issued by such Issuing Bank and an identification for the relevant period of the daily aggregate or average daily aggregate Total LC Exposure represented by Letters of Credit issued by such Issuing Bank.

     3.3. AGREEMENT TO REPAY LC DISBURSEMENTS. (a) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse (or cause its applicable Subsidiary which is the account party to reimburse) such LC Disbursement by paying to the Administrative Agent, for the account of the Issuing Bank, an amount equal to such LC Disbursement not later than 12:00 noon (local time at the Payment Office), on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m.(local time at the Payment Office), on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon (local time at the Payment Office), on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m. (local time at the Payment Office), on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with section 2.2 that such payment be financed with a Prime Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such reimbursement payment shall be discharged and replaced by the resulting Borrowing.

     (b) If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full not later than 12:00 noon (local time at the Payment Office) on the date that such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Prime Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to section 3.3(a), then the last sentence of section 2.6(d) shall apply. Interest accrued pursuant to this section 3.3(b) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to section 3.4(c) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (c) The Borrower's obligation under this section 3.3 to reimburse, or cause a Subsidiary to reimburse, each Issuing Bank with respect to LC Disbursements (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary may have or have had against such Issuing Bank, the Administrative Agent, any other Issuing Bank, any Lender, or any of their Affiliates, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, PROVIDED, HOWEVER that the Borrower shall not be obligated to reimburse, or cause a Subsidiary to reimburse, an Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

     3.4. PARTICIPATIONS IN LETTERS OF CREDIT. (a) Immediately upon the issuance by an Issuing Bank of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Lender, and each such Lender (each a "PARTICIPANT") shall be deemed


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

irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in (i) such Letter of Credit, each substitute letter of credit, and each drawing made thereunder, (ii) the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c) or 4.1(d)), (iii) the obligations of the Borrower or any Subsidiary under any Letter of Credit Documents pertaining thereto, and (iv) any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Commitments of the Lenders pursuant to section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and LC Disbursements, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lender.

     (b) In determining whether to pay under any Letter of Credit, an Issuing Bank shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability.

     (c) In the event that an Issuing Bank makes any LC Disbursement and the Borrower shall not have reimbursed (or caused any applicable Subsidiary to reimburse) such amount in full to such Issuing Bank pursuant to section 3.3(a), such Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, the amount of such Participant's General Revolving Facility Percentage of such LC Disbursement in U.S. Dollars (the Administrative Agent having determined in the case of any LC Disbursement by an Issuing Bank made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed LC Disbursement for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. If the Administrative Agent so notifies any Participant required to fund an LC Disbursement prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such Participant's General Revolving Facility Percentage of the amount of such LC Disbursement on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such LC Disbursement available to the Administrative Agent for the account of the relevant Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Issuing Bank its General Revolving Facility Percentage of any unreimbursed LC Disbursement shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its General Revolving Facility Percentage of any unreimbursed LC Disbursement, on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's General Revolving Facility Percentage of any such unreimbursed LC Disbursement.

     (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation for an LC Disbursement as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to section 3.4(c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

     (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Issuing Bank with respect to LC Disbursements shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off defense or other right which the Borrower (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), any payee of a draft drawn on an Issuing Bank relating to a Letter of Credit, the Administrative Agent, any Issuing Bank, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any Subsidiary) and the beneficiary named in any such Letter of Credit or the payee named in any such draft relating to a Letter of Credit, other than any claim which the Borrower (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Issuing Bank for gross negligence or wilful misconduct of such Issuing Bank in making payment under any applicable Letter of Credit;

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

            (v)     the occurrence of any Default or Event of Default.

     (f) To the extent the Issuing Bank is not indemnified by the Borrower, the Participants will reimburse and indemnify the Issuing Bank, in proportion to their respective General Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Issuing Bank in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct.

     3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective
Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Bank, or such Lender's participation therein, or (ii) shall impose on such Issuing Bank or any Lender any other conditions affecting this Agreement, any Letter of Credit, or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Bank or such Lender of issuing, creating, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), THEN, upon demand to the Borrower by such Issuing Bank or such Lender (a copy of which notice shall be sent by such Issuing Bank or such Lender to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Lender such additional amount or amounts as will compensate any such Issuing Bank or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Issuing Bank or any Lender, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Issuing Bank or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.4. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of an Issuing Bank or Lender under this section.

     3.6. GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

     (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

     (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

            (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

            (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

            (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

            (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

            (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

     (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Subsidiary under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

     (f) The Borrower hereby subordinates all rights, whether arising by operation of law or otherwise, which it may have upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof, to the indefeasible payment in full of all of the Obligations.

     (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

     SECTION 4.     FEES AND COMMISSIONS; TERMINATION
                    AND REDUCTION OF COMMITMENTS.

     4.1. FEES AND COMMISSIONS. (a) FACILITY FEE. (i) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated and no Loans or Letters of Credit are outstanding, which, for any such Lender, shall be computed on the daily amount of the General Revolving Commitment of such Lender, whether used or unused, at the Applicable Facility Fee Rate, payable quarterly in arrears on the last Business Day of each April, July, October and January and on the date when the Total General Revolving Commitment has been terminated and no Loans or Letters of Credit are outstanding, commencing with the last Business Day of the first such date occurring after the Effective Date for the period from the Effective Date to such date.

     (ii) As used herein, the term "APPLICABLE FACILITY FEE RATE" means the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.6(g), based on the Borrower's Fixed Charge Coverage Ratio and such Pricing Grid Table, and the following provisions:

            (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Facility Fee Rate will be 40 basis points per annum.

            (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to January 31, 2000, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Facility Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's Fixed Charge Coverage Ratio for the Testing Period ended on the last day of the fiscal quarter, and identified in such Table. Changes in the Applicable Facility Fee Rate based upon changes in such Fixed Charge Coverage

     Ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such Fixed Charge Coverage Ratio, based upon the Fixed Charge Coverage Ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

            (C) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's Fixed Charge Coverage Ratio at such time.

            (D) Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

     (b) LETTER OF CREDIT FEE. The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its General Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "LETTER OF CREDIT FEE"), computed for each day at the rate per annum equal to

            (i) in the case of any Standby Letter of Credit, 100% of the Applicable Eurodollar Margin then in effect on the Stated Amount thereof which is outstanding on such day; or

            (ii) in the case of any Documentary Letter of Credit, 50% of the Applicable Eurodollar Margin then in effect on the Stated Amount thereof outstanding on such day, EXCEPT that if any banker's acceptance or time draft is created or issued under any Documentary Letter of Credit, such rate as applied to the Stated Amount of such banker's acceptance or time draft which is outstanding on such day shall be 100% of the Applicable Eurodollar Margin then in effect.

Accrued Letter of Credit Fees shall be payable on the last Business Day of each April, July, October and January and on the date on which the Total Commitment has been terminated and no Letters of Credit are outstanding. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, the Borrower will pay to the Administrative Agent, on demand, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its General Revolving Facility Percentage, an additional Letter of Credit Fee for each outstanding Letter of Credit, computed at 2% per annum above the then prevailing rate for the Letter of Credit Fee on the Stated Amount of such outstanding Letter of Credit for the period such Default or Event of Default is in existence.

     (c) FRONTING FEES. The Borrower agrees to pay directly to each Issuing Bank, for its own account, a fee in respect of each Letter of Credit issued by it (a "FRONTING FEE"), payable at such time or time and at such rate or rates as may from time to time be agreed between the Borrower and such Issuing Bank.

     (d) ADDITIONAL CHARGES OF ISSUING BANK FOR LETTERS OF CREDIT. The Borrower agrees to pay directly to each Issuing Bank, upon each issuance of, drawing under, creation or issuance of a banker's acceptance or time draft under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it,
(i) such amount (and payable at such time or times) as may from time to time be agreed between the Borrower and such Issuing Bank, or (ii) in the absence of any such agreement, such amounts as shall at the time be the administrative or processing charge which such Issuing Bank is customarily charging for issuances of, drawings under, creation or issuance of a banker's acceptance or time draft under, or amendments, extensions, renewals or transfers of, letters of credit issued by it.

     (e) OTHER FEES. The Borrower shall pay to the Administrative Agent on the Effective Date and thereafter for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Administrative Agent.

     (f) COMPUTATIONS OF FEES. All computations of Fees shall be made in accordance with section 12.7(b).

     4.2. VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the affected Lenders), the Borrower shall have the right, without premium or penalty, to:

            (a) terminate the Total Commitment, PROVIDED that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) there is no LC Exposure for any Lender at such time;

            (b) terminate the Swing Line Commitment, PROVIDED that all outstanding Swing Line Loans are contemporaneously prepaid in accordance with section 5.1;

            (c) partially and permanently reduce the Unutilized Total General Revolving Commitment, PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the Lenders; and (ii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.2(b) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total General Revolving Commitment, the Total General Revolving Commitment then in effect shall exceed the Swing Line Commitment then in effect by at least $10,000,000; and/or

            (d) partially and permanently reduce the Unutilized Swing Line Commitment, PROVIDED that any partial reduction of the Unutilized Swing Line Commitment pursuant to this section 4.2(d) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000).

     4.3. MANDATORY TERMINATION/ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on June 15, 1999, unless the Closing Date has occurred on or prior to such date.

     (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the date on which a Change of Control occurs.

     4.4. EXTENSION OF MATURITY DATE. At any time after February 15, 2000, and during the 30 day period following delivery by the Borrower pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year most recently ended, and annually thereafter during the 30 day period following delivery by the Borrower of its consolidated financial statements pursuant to section 8.1(a), the Borrower may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Borrower so requests, the Administrative Agent will so advise such Lenders. If all of such Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any such Lender may deem relevant, the Borrower, the Administrative Agent and all of such Lenders shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has requested such an extension.

     SECTION 5.     PAYMENTS.

     5.1. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

            (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans or Swing Line Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                    (x) 11:00 A.M. (local time at the Notice Office) three
            Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                    (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans,

     and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

            (b) in the case of any partial prepayment of any Borrowing under the General Revolving Facility, such partial prepayment shall be in an aggregate principal of at least:

                     (i) $1,000,000 or an integral multiple of $100,000 in
            excess thereof, in the case of a Prime Rate Borrowing, or

                    (ii) $5,000,000 or an integral multiple of $500,000 in
            excess thereof, in the case of a Eurodollar Borrowing;

            (c) in the case of any partial prepayment of any Borrowing under the Swing Line Facility, such partial prepayment shall be in an aggregate principal of at least $100,000 or an integral multiple of $50,000 in excess thereof;

            (d) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (e) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

            (f) each prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurodollar Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.9.

     5.2.   MANDATORY PREPAYMENTS.   The Loans shall be subject to mandatory
prepayment in accordance with the following provisions:

            (a) IF TOTAL GENERAL REVOLVING CREDIT EXPOSURE EXCEEDS TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the Total General Revolving Credit Exposure on such date exceeds the Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date that principal amount of Swing Line Loans and after Swing Line Loans have been paid in full, General Revolving Loans and, after General Revolving Loans have been paid in full, LC Disbursements which remain unpaid, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments of Loans which are contained in section 5.1. If, after giving effect to the prepayment of Swing line Loans, General Revolving Loans and LC Disbursements which remain unpaid, the Total LC Exposure exceeds the Total General Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

            (b) IF OUTSTANDING SWING LINE LOANS EXCEED UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Unutilized Total General Revolving Commitment as then in effect, the Borrower shall prepay on such date Swing Line Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Loans to the requirements as to the amounts of partial prepayments of Swing Line Loans which are contained in section 5.1.

            (c) IF OUTSTANDING SWING LINE LOANS EXCEED SWING LINE COMMITMENT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Swing Line Commitment at such time, the Borrower shall prepay on such date Swing Line Loans in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Loans to the requirements as to the amounts of partial prepayments of Swing Line Loans which are contained in section 5.1.

            (d) CHANGE OF CONTROL. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made, no Issuing Bank shall issue, renew, or increase the Stated Amount of, any Letter of Credit, and the then outstanding principal amount of all Loans, if any, then outstanding shall become due and payable and shall be prepaid in full, and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Lenders), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Total LC Exposure and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of the Total LC Exposure pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

            (e) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be Converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.9. Any repayment or prepayment of Eurodollar Loans or Money Market Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.9.

     5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     5.4. NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located, or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied r imposed and paid or withheld by such Lender.

     (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other

Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "SECTION 5.4(b)(ii) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 12.4(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section
5.4 and except as specifically provided for in section 12.4(b), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the Borrower agrees to promptly return any such refund (plus interest, if previously paid to the Borrower with the refund) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

     (d) Reference is hereby made to the provisions of section 2.8(d) for certain limitations upon the rights of a Lender under this section.

     SECTION 6.     CONDITIONS PRECEDENT.

     6.1. CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans, and of any Issuing Bank to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing Date:

            (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section
     4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

            (c) OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders, of, the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C.

            (d) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

            (e) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

            (f) OPINION OF COUNSEL. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Thompson, Hine & Flory LLP, special counsel to the Borrower, substantially in the form of Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

            (g) EXISTING CREDIT FACILITY. Contemporaneously with the Closing Date, the Borrower shall have terminated its existing credit agreement, dated as of September 30, 1994, as amended, and prepaid any borrowings thereunder.

            (h) SUBORDINATED NOTE OFFERING COMPLETED. On or prior to the Closing Date, the Borrower shall have completed the offering of at least $125,000,000 aggregate principal amount of its subordinated notes (the "SUBORDINATED NOTES"), with subordination provisions, financial and other covenants, redemption provisions, a maturity of not less than 7 years, and guarantees (on a senior subordinated basis) by Subsidiaries of the Borrower, consistent with the description of the terms of such subordinated notes which is included in the Offering Memorandum dated April 14, 1999 (Subject to Completion), previously delivered to the Lenders (with such modifications as shall be reasonably acceptable to the Administrative Agent, exclusive of matters related to interest rate, offering price and redemption prices). The indenture relating to the Subordinated Notes, including any indenture relating to a registered Exchange Offer (as described in such Offering Memorandum) for the Subordinated Notes, is herein referred to as the "SUBORDINATED NOTE INDENTURE".

            (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

     6.2. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of an Issuing Bank to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

            (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.2 with respect to the incurrence of Loans, or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit, as applicable.

            (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

     SECTION 7.     REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

     7.1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

     7.2. SUBSIDIARIES. Annex II hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

     7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or affected, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

     7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

     7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

     7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized (i) to retire the Indebtedness referred to in sections 6.1(g),
(ii) to finance Acquisitions permitted hereunder, and (iii) for other lawful purposes not inconsistent with the requirements of this Agreement.

     (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

     7.8. FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of the end of its fiscal years ended on or nearest to January 31, 1999 and January 31, 1998, and the related audited consolidated statements of income, stockholders' equity, and cash flows for the fiscal years then ended, accompanied by the unqualified report thereon of the Borrower's independent accountants. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated.

     (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors.

     (c) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended on or nearest to January 31, 1998, and any Amendment thereto filed with the SEC prior to such execution and delivery (as so amended, the "1998 FORM 10-K"), which Form 10-K contains a general description of the business and affairs of the Borrower and its Subsidiaries, and (ii) financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries for the fiscal years 2000-2004 (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account the existing and historical levels of business activity of the Borrower and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Borrower, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty, express or implied, is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

     7.9. NO MATERIAL ADVERSE CHANGE. Since January 31, 1998, there has been no change in the condition, business or affairs of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

     7.10. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

     7.11. TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

     7.12. LAWFUL OPERATIONS, ETC. The Borrower and each of its Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, including, without limitation, those required under Environmental Laws, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, EXCEPT in any case referred to in the foregoing clause (i) or (ii) for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.13. ENVIRONMENTAL MATTERS. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received any written notice or claim with respect to any Environmental Liability, or (iii) knows of any basis for any Environmental Liability.

     7.14. COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

     7.15. INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     7.16. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

     7.17. LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries (i) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (ii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iii) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and
(iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vi) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $2,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) which has an outstanding principal amount of at least $100,000 and is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

     7.19. YEAR 2000 COMPUTER MATTERS. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or any of its Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct theirs business without Material Adverse Effect.

     7.20. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made. The Lenders recognize that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed in writing to the Lenders.

     SECTION 8.     AFFIRMATIVE COVENANTS.

     The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Loans or Letters of Credit remain outstanding and all interest, Fees and all other Obligations incurred hereunder are paid in full:

     8.1. REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:


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

            (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

            (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited condensed consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

            (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.6 through 9.10, inclusive of this Agreement, including an identification of the amounts of any financial items of persons or business units acquired by the Borrower for any periods prior to the date of acquisition which are used in making such calculations.

            (d) ANNUAL BUDGETS AND FORECASTS. Not later than 30 days prior to the commencement of any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for each of fiscal quarter in such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and Consolidated Capital Expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

            (e) NOTICE OF DEFAULT, LITIGATION OR ADVERSE CHANGE IN RELATIONSHIP WITH SUPPLIERS. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause
     (ii) or (iii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                    (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto,

                   (ii) any litigation or governmental or regulatory
            investigation or proceeding pending against or involving the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and

                  (iii) any significant adverse change (in the Borrower's
            reasonable judgment) in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, any supplier which is material to the operations of the Borrower and its Subsidiaries considered as an entirety.

            (f) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                     (i) that a Reportable Event has occurred with respect to
            any Plan;

                    (ii) the institution of any steps by the Borrower, any ERISA
            Affiliate, the PBGC or any other person to terminate any Plan;

                   (iii) the institution of any steps by the Borrower or any
            Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                    (iv) the institution of any steps by the Borrower or any
            ERISA Affiliate to withdraw from any Plan, if such withdrawal could result in withdrawal liability in excess of $1,000,000;

                     (v) a non-exempt "prohibited transaction" within the
            meaning of section 406 of ERISA in connection with any Plan;

                    (vi) that a Plan has an Unfunded Current Liability exceeding
            $3,000,000;

                   (vii) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                  (viii) the taking of any action by, or the threatening of
            the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

            (g) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Borrower's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) claim that the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries has any Environmental Liability; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a claim that the Borrower or any of its Subsidiaries or any such Real Property has any Environmental Liability; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Borrower's or such Subsidiary's response thereto.

            (h) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly upon transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Forms 10-K, 10-Q or 8-K (or any successor forms).

            (i) ANNUAL AND QUARTERLY REPORTS, PROXY STATEMENTS AND OTHER REPORTS DELIVERED TO STOCKHOLDERS GENERALLY. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

            (j) AUDITORS' INTERNAL CONTROL COMMENT LETTERS, ETC. Promptly upon receipt thereof, a copy of each letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries, which is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of the Borrower or any of its Subsidiaries.

            (k) PRESS RELEASES. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments relating to the Borrower or any of its Subsidiaries.

            (l) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

     8.2. BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP, in the case of the Borrower, or which are reconcilable to a GAAP presentation, in the case of any Subsidiary; and (ii) permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), and to examine (and make copies of or take extracts from) the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

     8.3. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and
(ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

     8.4. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Borrower and its Subsidiaries considered as an entirety.

     8.5. CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     8.6. GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

     8.7. COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

     8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof:

            (a) The Borrower will, and will cause each of its Subsidiaries to,
     (i) comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

            (b) Without limitation of the foregoing, if the Borrower or any of its Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, any such action shall be effected only in the ordinary course of business and in any event in compliance, in all material respects, with all Environmental Laws applicable thereto, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

            (c) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

     8.9. FISCAL YEARS, FISCAL QUARTERS. The Borrower will, for consolidated financial reporting purposes, continue to use its current methodology for determining its fiscal year and fiscal quarters. If the Borrower shall change any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary, to conform to the Borrower's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Borrower generally utilizes for its Subsidiaries), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

     8.10. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Effective Date

            (x) the Borrower has any Subsidiary (other than a Foreign Subsidiary as to which section 8.10(b) applies) which is not a party to the Subsidiary Guaranty, or

            (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

the Borrower will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 15 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

     (b) Notwithstanding the foregoing provisions of this section 8.10, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent, within the 30-day period referred to in section 8.10(a), with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, acceptable to the Required Lenders, in support thereof.

     8.11. HEDGE AGREEMENTS, ETC. In the event the Borrower or any of its Subsidiaries determines to enter into a Hedge Agreement it may do so, PROVIDED that the purpose of such Hedge Agreement is to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements.

     8.12. MOST FAVORED COVENANT STATUS. Should the Borrower at any time after the Effective Date, issue or guarantee any unsecured Indebtedness denominated in U.S. dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $10,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Borrower, other than those set forth herein or in any of the other Credit Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

     8.13. SENIOR DEBT. The Borrower will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Borrower, and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

     SECTION 9.     NEGATIVE COVENANTS.

     The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Loans or Letters of Credit remain outstanding and all interest, Fees and all other Obligations incurred hereunder are paid in full:

     9.1. CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the business engaged in by the Borrower and its Subsidiaries on the date hereof.

     9.2. CONSOLIDATION, MERGER, ACQUISITIONS, ASSET SALES, ETC. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation,
(3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

            (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,
     (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Borrower or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation, (ii) the liquidation or dissolution of any Wholly-Owned Subsidiary of the Borrower, and (iii) the transfer or other disposition of any property by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, shall each be permitted.

            (b) PERMITTED ACQUISITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition which is a Permitted Acquisition, PROVIDED that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

            (c) WEST COAST DISTRIBUTION FACILITY. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may

                    (i) acquire undeveloped land intended to be improved for, or developed land intended to be used or improved for, a West Coast distribution center, and

                   (ii) if so desired by the Borrower, sell such unimproved or improved property to a person that is not a Subsidiary of the Borrower and lease it back from such person pursuant to a Capital Lease or an Operating Lease; PROVIDED that: (A) the consideration for sale represents fair value (as determined by management of the Borrower), and at least 90% of such consideration consists of cash, and (B) in the case of any such Capital Lease, or any such Operating Lease which is also a Synthetic Lease, any Indebtedness resulting from any such sale and leaseback transaction is permitted by section 9.4(d).

            (d) PERMITTED DISPOSITIONS. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; PROVIDED that:

                    (A) the consideration for such transaction represents fair value (as determined by management of the Borrower), and at least 90% of such consideration consists of cash,

                    (B) the aggregate consideration for all such transactions
            completed during any fiscal year does not exceed 10% of the Consolidated Total Assets of the Borrower as of the beginning of such fiscal year;

                    (C) after giving effect to such transaction, the cumulative aggregate consideration for all such transactions completed after the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 does not exceed 25% of the Borrower's Consolidated Total Assets as of the end of the most recent period for which financial statements have been delivered to the Lenders hereunder; and

                    (D) in the case of any such transaction involving
            consideration in excess of $10,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent and the Lenders an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clauses (A) and (B), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto.

            (e) LEASES. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, PROVIDED such leases are not otherwise in violation of this Agreement.

            (f) CAPITAL EXPENDITURES: The Borrower and it Subsidiaries shall be permitted to make any Consolidated Capital Expenditures.

            (g) PERMITTED INVESTMENTS. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

     9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

            (a) STANDARD PERMITTED LIENS:   the Standard Permitted Liens;

            (b) EXISTING LIENS, ETC.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex IV, or
     (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

            (c) PURCHASE MONEY LIENS: Liens (i) which are placed upon fixed or capital assets, acquired, constructed or improved by the Borrower or any Subsidiary, PROVIDED that (A) such Liens secure Indebtedness permitted by section 9.4(e), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets; and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; or
     (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets; and

            (d) LIENS ON ACQUIRED PROPERTIES: any Lien (i) existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, or existing on any property or asset of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary; PROVIDED that (A) such Lien secures Indebtedness permitted by section 9.4(e), (B) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, as the case may be, (C) such Lien shall not attach or apply to any other property or assets of the Borrower or any Subsidiary, (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets.

     9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

            (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

            (b) EXISTING INDEBTEDNESS: Existing Indebtedness; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness identified in Annex III or referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

            (c) SUBORDINATED NOTES: (i) up to $150,000,000 aggregate principal amount of Subordinated Notes issued as contemplated by section 6.1(h) hereof, including any Guaranty Obligations, on a senior subordinated basis, of Subsidiaries of the Borrower with respect thereto; and (ii) any subordinated notes and subordinated Guaranty Obligations issued in exchange therefor pursuant to the Registration Rights Agreement referred to in the Offering Memorandum identified in section 6.1(h) hereof;

            (d) WEST COAST DISTRIBUTION FACILITY: up to $30,000,000 of (i) Capitalized Lease Obligations, or (ii) present value, determined on the basis of the implicit interest rate, of all basic rental obligations under one or more Synthetic Leases, for a new West Coast Distribution Facility for the Borrower and its Subsidiaries; PROVIDED that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrower would be in compliance with section 9.7, 9.8 and 9.9, and no Event of Default shall have occurred and be continuing or would result therefrom;

            (e) CERTAIN PRIORITY DEBT: to the extent not permitted by the foregoing clauses,

                    (i) Indebtedness consisting of Capital Lease Obligations of the Borrower and its Subsidiaries,

                    (ii) Indebtedness consisting of obligations under Synthetic
            Leases of the Borrower and its Subsidiaries,

                    (iii) Indebtedness secured by a Lien referred to in section
            9.3(c) or (d), and

                    (iv) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice),

     PROVIDED that (A) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, the Borrower would be in compliance with section 9.7, 9.8 and 9.9, and no Event of Default shall have occurred and be continuing or would result therefrom; and (B) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease, and using the present value, based on the implicit interest rate, in lieu of principal amount, in the case of any Synthetic Lease) of Indebtedness permitted by this clause (e), when taken together with any outstanding Indebtedness permitted by clause (b) above which is represented by a Capital Lease or a Synthetic Lease or which is secured by any Lien, shall not exceed 10% of the Borrower's Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements have been delivered to the Lenders hereunder;

            (f) INTERCOMPANY DEBT: Indebtedness of the Borrower to any of its Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, in each case as permitted by section 9.5;

            (g) HEDGE AGREEMENTS:    Indebtedness of the Borrower and its
     Subsidiaries under Hedge Agreements; and

            (h) ADDITIONAL UNSECURED DEBT AND GUARANTY OBLIGATIONS: additional unsecured Indebtedness of the Borrower (including additional unsecured Guaranty Obligations of the Borrower), not in excess of $30,000,000 aggregate principal amount outstanding at any time, PROVIDED that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrower would be in compliance with sections 9.7, 9.8 and 9.9; (ii) no Event of Default shall have occurred and be continuing or would result therefrom; and (iii) the Consolidated Total Balance Sheet Debt does not exceed $350,000,000.

     9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or
(5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

            (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

            (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

            (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (d) investments acquired by the Borrower or any of its Subsidiaries
     (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

            (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

            (f) existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings), and existing loans and advances to any Subsidiary;

            (g) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

            (h) any unsecured Guaranty Obligations permitted by section 9.4;

            (i) investments of the Borrower and its Subsidiaries in Hedge Agreements;

            (j) loans and advances by any Subsidiary of the Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

            (k) to the extent not permitted by the foregoing clauses, loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is a Subsidiary Guarantor;

            (l) the Acquisitions permitted by section 9.2;

            (m) loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

            (n) additional investments of up to $15,000,000 made after the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 in Bouclair, Inc., PROVIDED that at the time of making any such additional investment no Event of Default shall have occurred and be continuing, or would result therefrom;

            (o) additional investments of up to $5,000,000 made after the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 in The Country Sampler Store, L.L.C., PROVIDED that at the time of making any such additional investment no Event of Default shall have occurred and be continuing, or would result therefrom; and

            (p) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value thereof as reasonably determined by the Borrower), in or to any corporation, partnership, limited liability company, joint venture or other business entity, not otherwise permitted by the foregoing clauses, made after the end of the most recent fiscal quarter of the Borrower for which financial statements were furnished to the Lenders prior to the Effective Date (such loans, advances and investments, collectively, "BASKET INVESTMENTS"), PROVIDED that (i) at the time of making any such Basket Investment no Event of Default shall have occurred and be continuing, or would result therefrom, and (ii) the maximum cumulative amount of Basket Investments which are so made and outstanding at any time shall not exceed an aggregate of $20,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments.

     9.6. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth as of the end of any fiscal quarter to be less than $225,000,000, EXCEPT that

            (a) effective as of the end of the Borrower's fiscal quarter ended on or nearest to April 30, 1999, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Borrower and its Subsidiaries for the fiscal quarter ended on such date, if any, as determined in conformity with GAAP (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit),

            (b) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity (other than Redeemable Stock) by the Borrower after the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application),

            (c) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, held by any person other than the Borrower or any of its Subsidiaries, which is converted or exchanged after the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 into common stock of the Borrower or any of its Subsidiaries, and

            (d) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to the end of the Borrower's fiscal quarter ended on or nearest to October 31, 1998 as consideration in any Acquisitions permitted under section 9.2.

     9.7. SENIOR LEVERAGE RATIO. The Borrower will not permit the ratio of (i) the amount of its Consolidated Total Senior Balance Sheet Debt as of the end of any fiscal quarter, TO (ii) its Consolidated Total Capital as of the end of such fiscal quarter, to exceed (i) .25 to 1.00 as of the end of the first fiscal quarter of any fiscal year, (ii) .30 to 1.00 as of the end of the second fiscal quarter of any fiscal year, (iii) .40 to 1.00 as of the end of the third fiscal quarter of any fiscal year, or (iv) .20 to 1.00 as of the end of the fourth fiscal quarter of any fiscal year.

     9.8. TOTAL LEVERAGE RATIO. The Borrower will not permit the ratio of (i) the amount of its Consolidated Total Balance Sheet Debt as of the end of any fiscal quarter, TO (ii) its Consolidated Total Capital as of the end of such fiscal quarter, to exceed the ratio specified below for such fiscal quarter:


   ------------------------------------------------------------------------------
                      FQ1               FQ2              FQ3              FQ4
                  OF SUCH FY        OF SUCH FY        OF SUCH FY      OF SUCH FY
   ------------------------------------------------------------------------------
    Fiscal        .50 to 1.00       .55 to 1.00      .60 to 1.00      .45 to 1.00
    Year 2000
   ------------------------------------------------------------------------------
    Fiscal        .45 to 1.00       .55 to 1.00      .55 to 1.00      .45 to 1.00
    Year 2001
   ------------------------------------------------------------------------------
    Any Fiscal    .45 to 1.00       .55 to 1.00      .55 to 1.00      .40 to 1.00
    Year
    thereafter
   ------------------------------------------------------------------------------

     9.9. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for the Testing Period ended on or nearest to January 31, 1999, or for any Testing Period ended thereafter, to be less than 1.50 to 1.00.

     9.10. RATIO OF CONSOLIDATED CURRENT ASSETS/CONSOLIDATED CURRENT LIABILITIES PLUS CONSOLIDATED TOTAL SENIOR BALANCE SHEET DEBT. The Borrower will not permit the ratio, as of the end of any fiscal quarter, of (i) its Consolidated Current Assets, TO (ii) the sum of (x) its Current Consolidated Liabilities, PLUS (y) its Consolidated Total Senior Balance Sheet Debt, to be less than 1.50 to 1.00.

     9.11. ANNUAL CLEAN DOWN. The Borrower will not at any time permit its Consolidated Total Senior Balance Sheet Debt to exceed $85,000,000 on any day during at least one period of 30 consecutive days during the 12 consecutive calendar months then most recently ended, PROVIDED that (i) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by $15,000,000 effective as of the last day of each fiscal year, commencing with the Borrower's fiscal year ended on or nearest to January 31, 2001, and (ii) for purposes of determining the amount of Consolidated Total Senior Balance Sheet Debt outstanding for any period prior to the Closing Date, the aggregate principal amount of Subordinated Notes outstanding on the Closing Date shall be deemed to have refinanced an equivalent principal amount of such Consolidated Total Senior Balance Sheet Debt.

     9.12. LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Borrower will not permit the aggregate principal amount (using Capitalized Lease Obligation, in the case of a Capital Lease, or present value, in the case of a Synthetic Lease, in lieu of principal amount) of Indebtedness of its Subsidiaries (exclusive of (i) Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary, (ii) Indebtedness represented by the Subsidiary Guaranty, and (iii) Indebtedness represented by the senior subordinated guarantees of the Subordinated Notes), when taken together with (x) Indebtedness of the Borrower permitted by section 9.4(e) and (y) Indebtedness of the Borrower permitted by section 9.4(b) which is represented by a Capital Lease or a Synthetic Lease or which is secured by any Lien, to exceed 10% of the Borrower's Consolidated Net Worth as of the end of the most recent fiscal period for which financial statements have been delivered to the Lenders hereunder.

     9.13. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3 (b), (c) or
(d), (vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) restrictions contained in the Subordinated Note Indenture as in effect on the Closing Date (and any similar restrictions contained in any indenture governing any refinancing or refunding thereof not prohibited by this Agreement), (viii) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (ix) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any Operating Lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

     9.14. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund,

            (a) any of the Subordinated Notes, OTHER THAN pursuant to the registered Exchange Offer referred to in the Preliminary Offering Memorandum identified in section 6.1(h); or

            (b) any other Indebtedness of the Borrower or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, in the case of a Synthetic Lease) greater than $1,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries); PROVIDED that the Borrower or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, in the case of a Synthetic Lease) is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

     9.15. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

     9.16. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of $3,000,000 in the aggregate, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

     SECTION 10.    EVENTS OF DEFAULT.

     10.1. EVENTS OF DEFAULT. Any of the following specified events shall constitute an Event of Default (each an "EVENT OF DEFAULT"):

            (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans, or any reimbursement obligation in respect of any LC Disbursement; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            (c) CERTAIN NEGATIVE COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.12, inclusive, of this Agreement; or

            (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

            (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount of $5,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or

            (f) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the


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

     Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

            (g) JUDGMENTS: one or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights) of $1,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries, and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

            (h) BANKRUPTCY, ETC.: the Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

            (i) ERISA: (i) any of the events described in clauses (i) through
     (viii) of section 8.1(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

     10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

            (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

            (b) declare the principal of and any accrued interest in respect of all Loans, all LC Disbursements which remain unreimbursed, and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;


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            (c)     terminate any Letter of Credit which may be terminated in
     accordance with its terms;

            (d) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to 100% of the aggregate Stated Amount of all Letters of Credit then outstanding, with such amount to be held as security for the Borrower's (and any Subsidiary which is an account party) reimbursement and payment obligations in respect thereof; and/or

            (e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice.

     10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

            (i) FIRST, to the payment of all expenses (to the extent not paid by the Borrower) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

            (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

            (iii) THIRD, to the payment PRO RATA of any Fees then accrued and payable to the Administrative Agent, any Issuing Bank or any Lender under this Agreement in respect of the Loans or the Total LC Exposure;

            (iv) FOURTH, to the payment PRO RATA of (A) the principal balance on the outstanding Loans, (B) the amount of the LC Disbursements which remain unreimbursed, and (C) the Stated Amount of all Letters of Credit which are outstanding (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

            (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.8, 2.9, 3.7 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

            (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Administrative Agent, to any Issuing Bank or any Lender under this Agreement or any other Credit Document, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

            (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

     SECTION 11.    THE ADMINISTRATIVE AGENT.

     11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints KeyBank as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably


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authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

     11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

     11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which,


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pursuant to section 12.12, can only be effectuated with the consent of all
Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

     11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this


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Agreement as any Lender and may exercise the same as though it were not the
Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 Business Days' notice to the Lenders and the Borrower. The Administrative Agent may be removed for cause as the Administrative Agent upon 20 Business Days' notice to the Administrative Agent and the Borrower from the Required Lenders, which notice shall specify the conduct constituting the cause for removal. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

     SECTION 12.    MISCELLANEOUS.

     12.1. PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, and the syndication of the Commitments provided for herein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

     (b) The Borrower agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

     (c) The Borrower agrees to pay (or reimburse the Administrative Agent and the Lenders for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (and any allocated costs of internal counsel).

     (d) Without limitation of the preceding section 12.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

     (e) The Borrower agrees to pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters


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and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes.

     (f) The Borrower agrees to indemnify the Administrative Agent and each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

            (i) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

            (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     12.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     12.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 5555 Darrow Road, Hudson, Ohio 44236, attention: Chief Financial Officer (facsimile: (330) 463-6716); if to any Lender


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at its address specified for such Lender on Annex I hereto; if to the
Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

     12.4. BENEFIT OF AGREEMENT. (a) GENERAL. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

     (b) PARTICIPATIONS. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), or (y) one or more Eligible Transferees, PROVIDED that in the case of any such participation,

            (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

            (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

            (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

            (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9 and 2.10 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans or Commitment in which such participant is participating, or extend the expiration date of a Letter of Credit (including any acceptance or time draft relating thereto) in which such participant is participating beyond the latest expiration date provided for herein, or extend any date provided herein for a reimbursement payment by the Borrower (or any other applicable account party) in respect of an LC Disbursement related to a Letter of Credit in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees on any such Loan, Letter of Credit, LC Disbursement or Commitment (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount of any such Loan or LC Disbursement, or increase such participant's participating interest in any Loan, Letter of Credit, LC Disbursement or Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Loan, Letter of Credit, LC Disbursement or Commitment), (y) release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Credit Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement.


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

     (c) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, which assignment does not have to be PRO RATA among the Facilities, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, which assignment does not have to be PRO RATA among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that

            (i) the Swing Line Lender may only assign its Swing Line Commitment and its Swing Line Loans as an entirety and only if the assignee thereof is or becomes a Lender with a General Revolving Commitment,

            (ii) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $10,000,000,

            (iii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

            (iv) upon surrender of the old Notes, new Notes will be issued to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.4 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

            (v) in the case of clause (y) only, the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

            (vi) the Administrative Agent shall receive at the time of each such assignment (other than an assignment from a Lender to any of its Affiliates), from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and, PROVIDED FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

     To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

     At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section 2.10 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     Nothing in this section 12.4(c) shall prevent or prohibit (x) any Lender which is a bank or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (y) in the case of any other Lender, from pledging its Notes or Loans to a trustee


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or agent for the holders of certificates or Indebtedness issued by such Lender which have a rating from Moody's or S&P acceptable to the Administrative Agent, acting in its reasonable discretion.

     (d) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

     (e) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

     (f) GRANTS BY LENDERS TO SPCS. Notwithstanding anything to the contrary contained herein, any Lender, (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Borrower and the other Lenders, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. This section 12.4(f) may not be amended without the written consent of any Granting Lender affected thereby.

     12.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     12.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the


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

Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

     12.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

     (b) All computations of interest on Prime Rate Loans hereunder shall be made on the basis of a year or 365 or 366 days, as applicable, and the actual number of days elapsed. All computations of interest on Eurodollar Loans and of Facility Fee, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.


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

     (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     12.10. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

     12.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12. AMENDMENT OR WAIVER. Neither this Agreement, any of the other Credit Documents, nor any terms hereof or thereof, may be amended, changed, waived, discharged or terminated UNLESS such amendment, change, waiver, discharge or termination is in writing signed by the Borrower (or other appropriate Credit Party) and the Required Lenders, PROVIDED that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

            (a) extend any maturity date provided for herein applicable to a Loan or a Commitment, or extend the expiration date of a Letter of Credit (including any acceptance or time draft relating thereto) beyond the latest expiration date provided for herein, or extend any date provided herein for a reimbursement payment by the Borrower (or any other applicable account party) in respect of an LC Disbursement, or reduce the rate or extend the time of payment of interest or Fees (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan, Letter of Credit, LC Disbursement or Commitment, or reduce the principal amount of any Loan or LC Disbursement, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender),

            (b) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document,

            (c) release any Subsidiary from its obligations as a guarantor of any of the Obligations, except strictly in accordance with the terms of the Credit Documents,

            (d) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

            (e) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or


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     approval of all Lenders, all Non-Defaulting Lenders, each Lender, each
     Non-Defaulting Lender, any single Lender or any single Non-Defaulting Lender, is by the terms of such provision explicitly required,

            (f) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

            (g) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

     No provision of section 3 or 11 may be amended without the consent of (x) any Issuing Bank adversely affected thereby or (y) the Administrative Agent, respectively. No provision of section 2.3 may be amended without the consent of the Swing Line Lender.

     12.13. SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.8, 2.9, 3.7, 5.4, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and prepayment or repayment of the Loans.

     12.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Lender, PROVIDED that the Borrower shall not be responsible for costs arising under section 2.8 resulting from any such transfer (other than a transfer pursuant to section 2.10) to the extent not otherwise applicable to such Lender prior to such transfer.

     12.15. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices. Notwithstanding the foregoing, any Lender may in any event make disclosures of, and furnish copies of such information (i) to another Lender; (ii) when reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 12.15); (iii) to its parent corporation or corporations and its and their Affiliates, and to its and their auditors and attorneys; and (iv) as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

     12.16. LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the


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Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     12.17. LIMITATIONS ON LIABILITY OF THE ISSUING BANKS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a an Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower (or a Subsidiary or Affiliate which is the account party in respect of the Letter of Credit in question) shall have a claim against an Issuing Bank, and an Issuing Bank shall be liable to the Borrower (or such Subsidiary or Affiliate), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary or Affiliate) which the Borrower (or such Subsidiary or Affiliate) proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

     12.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Issuing Bank or any other person against the Administrative Agent, any Issuing Bank, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Issuing Bank hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     12.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforseeable, being hereby waived, released and forever discharged.

     12.20. LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Issuing Bank and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Issuing Bank and the Lenders have no fiduciary or other special relationship with the Borrower and/or its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.


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     12.21. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender

     12.22. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     12.23. JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the principal New York office of a major United States financial institution selected by the Administrative Agent on the Business Day immediately preceding the date on which final judgment is rendered.

     (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

     (c) For purposes of determining the equivalent in one currency of another currency as provided in this section, such amount shall include any premium and costs payable in connection with the conversion into or from any currency.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

 JO-ANN STORES, INC.                        KEYBANK NATIONAL ASSOCIATION,
                                              INDIVIDUALLY AS A LENDER,
                                               THE ISSUING BANK AND THE
                                               ADMINISTRATIVE AGENT

 BY:  /S/ BRIAN P. CARNEY                   BY:  /S/ THOMAS J. PURCELL
     ----------------------------               ------------------------------
      EXECUTIVE VICE PRESIDENT                    VICE PRESIDENT
        & CHIEF FINANCIAL OFFICER

 THE FIRST NATIONAL BANK OF CHICAGO,        NATIONAL CITY BANK,
      INDIVIDUALLY AS A LENDER AND            INDIVIDUALLY AS A LENDER AND
      AS DOCUMENTATION AGENT                  AS A CO-AGENT

 BY:  /S/ DEBORA K. OBERLING                BY:  /S/ TERRI L. CABLE
      ----------------------------             -------------------------------
         TITLE:  VICE PRESIDENT                   TITLE: SENIOR VICE PRESIDENT

 COMERICA BANK,                             FIRSTAR BANK, N. A.
      INDIVIDUALLY AS A LENDER AND
      AS A CO-AGENT

 BY:  /S/ JEFFREY J. JUDGE                BY:  /S/ DAVID J. DANNEMILLER
     ------------------------------           ---------------------------------
        TITLE:  VICE PRESIDENT                     TITLE: VICE PRESIDENT

 FLEET NATIONAL BANK                      UNION BANK OF CALIFORNIA, N. A.

 BY:  /S/ ROBERT T. P. STORER            BY:  /S/ TIMOTHY P. STREB
     -----------------------------           ---------------------------------
        TITLE:  S. V. P.                         TITLE: VICE PRESIDENT

 HARRIS TRUST AND SAVINGS BANK           MERCANTILE BANK NATIONAL ASSOCIATION

 BY:  /S/ PETER KRAWCHUK                 BY:  /S/ STEPHEN M. REESE
     -----------------------------            ---------------------------------
          TITLE: VICE PRESIDENT                   TITLE:  VICE PRESIDENT

 MELLON BANK, N. A.                      THE HUNTINGTON NATIONAL BANK

 BY:  /S/ CHARLES H. STRAUB              BY:  /S/ TIMOTHY M. WARD
     -----------------------------            ---------------------------------
      TITLE:  FIRST VICE PRESIDENT               TITLE:  V. P.

 THE FIFTH THIRD BANK

 BY:    /S/ R. C. LANCTOT
     -----------------------------
            TITLE:  V. P.

                                       ANNEX I

                              INFORMATION AS TO LENDERS


 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------------
 KeyBank National                                   KeyBank National Association             KeyBank National Association
 Association                   GENERAL REVOLVING    127 Public Square                        127 Public Square
                               COMMITMENT:          Cleveland, Ohio 44114                    Cleveland, Ohio 44114

                               $55,000,000          PRIMARY CONTACT:
                                                    Thomas J. Purcell
                               SWING LINE           Vice President
                               COMMITMENT:          Telephone: (216) 689-4439
                                                    Facsimile: (216) 689-4981

                               $5,000,000           CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:
                                                    Kathy Koenig
                                                    Telephone: (216) 689-4228
                                                    Facsimile: (216) 689-4981

                                                    WIRING INFORMATION:
                                                    ABA No. 041 001 039
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan
                                                    Operations
--------------------------------------------------------------------------------------------------------------------------
 The First National Bank                            The First National Bank of Chicago       The First National Bank of
 of Chicago                                         One First National Plaza                   Chicago
                               GENERAL REVOLVING    14th Floor, Suite 0086                   One First National Plaza
                               COMMITMENT:          Chicago, Illinois 60670                  14th Floor, Suite 0086
                                                                                             Chicago, Illinois 60670

                               $50,000,000          PRIMARY CONTACT:
                                                    Debora Oberling
                                                    Tel.: (312) 732-4644
                                                    Vince Hencheck
                                                    Tel.: (312) 732-9772
                                                    Facsimile: (312) 732-1117

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:

                                                    WIRING INFORMATION:
                                                    ABA No.
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan
                                                    Operations


 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
 National City Bank                                 National City Bank                       National City Bank
                               GENERAL REVOLVING    1900 East Ninth Street                   1900 East Ninth Street
                               COMMITMENT:          Cleveland, Ohio 44114                    Cleveland, Ohio 44114

                                                    PRIMARY CONTACT:
                               $30,000,000          Terri L. Cable
                                                    Senior Vice President
                                                    Tel. : (216) 575-3354
                                                    Fax.:  (216) 222-0003

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:
                                                    Sue Ann Lewalski
                                                    Tel.: (216) 575-7080
                                                    Fax.: (216) 488-7110

                                                    WIRING INFORMATION:
                                                    ABA No.  041  00  124
                                                    A/C No. 151804
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan
                                                    Operations
----------------------------------------------------------------------------------------------------------------------------
 Comerica Bank                                      Comerica Bank                            Comerica Bank
                               GENERAL REVOLVING    500 Woodward Avenue                      500 Woodward Avenue
                               COMMITMENT:          Detroit, Michigan 48226                  Detroit, Michigan 48226

                               $30,000,000          PRIMARY CONTACT:
                                                    Jeff Judge
                                                    Tel.: (313) 222-3801
                                                    Fax.: (313) 222-9514

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:
                                                    Stacie McVeigligh
                                                    Tel.: (313) 222-4515
                                                    Fax.: (313) 222-9514

                                                    WIRING INFORMATION:
                                                    ABA No. 072  000  096
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations


 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
 Fleet National Bank                                Fleet National Bank                      Fleet National Bank
                               GENERAL REVOLVING    One Federal Street                       One Federal Street
                               COMMITMENT:          Boston, Massachusetts 02110-2010         Boston, Massachusetts 02110-2010

                               $20,000,000          PRIMARY CONTACT:
                                                    Robert Storer
                                                    Tel.: (617) 346-0431
                                                    Fax.: (617) 346-0689

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:

                                                    WIRING INFORMATION:
                                                    ABA No. 011 000 138
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan
                                                    Operations
--------------------------------------------------------------------------------------------------------------------------
 Harris Trust and                                   Harris Trust and Savings Bank            Harris Trust and Savings Bank
 Savings Bank                  GENERAL REVOLVING    111 West Monroe Street                   111 West Monroe Street
                               COMMITMENT:          Chicago, Illinois 60603                  Chicago, Illinois 60603

                               $20,000,000          PRIMARY CONTACT:
                                                    Peter Krawchuk
                                                    Corporate Banking --10W
                                                    Tel.: (312) 461-2783
                                                    Fax.: (312) 461-5225

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:

                                                    WIRING INFORMATION:
                                                    ABA No.  071 000 028
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations


 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
 Mellon Bank,                                       Mellon Bank, N. A.                       Mellon Bank, N. A.
 N. A.                         GENERAL REVOLVING    Three Mellon Bank Center, Room 1203      Three Mellon Bank Center, Room 1203
                               COMMITMENT:          Pittsburgh, Pennsylvania 15259-0003      Pittsburgh, Pennsylvania 15259-0003

                               $20,000,000          PRIMARY CONTACT:
                                                    Richard J. Schaich
                                                    Tel.: (412) 234-4420
                                                    Fax.: (412) 236-1914

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:
                                                    Lloyd Martin
                                                    Tel.: (412) 234-9448
                                                    Fax.: (412) 209-6138

                                                    WIRING INFORMATION:
                                                    ABA No.  043  000  261
                                                    A/C No. 990873800
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan
                                                    Operations

--------------------------------------------------------------------------------------------------------------------------------
 The Fifth Third Bank                               The Fifth Third Bank                     The Fifth Third Bank
                               GENERAL REVOLVING    1404 East Ninth Street                   1404 East Ninth Street
                               COMMITMENT:          Cleveland, Ohio 44114                    Cleveland, Ohio 44114

                               $15,000,000          PRIMARY CONTACT:
                                                    Roy Lanctot
                                                    Tel.: (216) 274-5473
                                                    Fax.: (216) 274-5510

                                                    CONTACT FOR BORROWINGS,
                                                     PAYMENTS, ETC.:
                                                    Robert Bryant, Credit Dep't.
                                                    Telephone: (216) 274-5914
                                                    Facsimile: (216) 274-5558

                                                    WIRING INFORMATION:
                                                    ABA No.  042 000 314
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations


 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
 Firstar Bank,                                      Firstar Bank, N. A.                      Firstar Bank, N. A.
 N. A.                         GENERAL REVOLVING    1350 Euclid Avenue, 8th Floor            1850 Osborn Ave.
                               COMMITMENT:          Cleveland, Ohio 44115                    Oshkosh, Wisconsin 54902

                               $15,000,000          PRIMARY CONTACT:

                                                    David J. Dannemiller
                                                    Tel.: (216) 623-9233
                                                    Fax.: (216) 623-9208

                                                    CONTACT FOR BORROWINGS,
                                                    PAYMENTS, ETC.:

                                                    WIRING INFORMATION:
                                                    ABA No.  042  000  013
                                                    A/C No. 9901893
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations
----------------------------------------------------------------------------------------------------------------------------------
 Union Bank of
 California, N. A.                                  Union Bank of California, N. A.          Union Bank of California, N. A.
                               GENERAL REVOLVING    350 California Street, 6th Floor         350 California Street, 6th Floor
                               COMMITMENT:          San Francisco, California 94104          San Francisco, California 94104

                               $15,000,000          PRIMARY CONTACT:

                                                    Timothy P. Streb
                                                    Vice President
                                                    Tel. : (415) 705-7021
                                                    Fax.: (415) 705-7085

                                                    CONTACT FOR BORROWINGS, PAYMENTS,
                                                    ETC.:

                                                    Gohar Karaperyan
                                                    Tel.: (323) 720-2679
                                                    Fax. : (323) 724-6198

                                                    WIRING INFORMATION:
                                                    Union Bank of California, N. A.
                                                    1980 Saturn Street
                                                    Monterey Park, CA. 91755
                                                    ABA No.  122  000  496
                                                    A/C No. 070196431--Wire Transfer
                                                    Clearing
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  192--Note Center CLO



 NAME OF LENDER                COMMITMENT           DOMESTIC LENDING OFFICE                  EURODOLLAR LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
 Mercantile Bank National                           Mercantile Bank National Association     Mercantile Bank National Association
 Association                   GENERAL REVOLVING    One Mercantile Center                    One Mercantile Center
                               COMMITMENT:          St. Louis, Missouri 63101                St. Louis, Missouri 63101

                               $15,000,000          PRIMARY CONTACT:

                                                    Steve Reese
                                                    Tel.: (314) 418-2459
                                                    Fax.: (314) 418-1963

                                                    CONTACT FOR BORROWINGS, PAYMENTS,
                                                    ETC.:

                                                    Cheryl Pannier
                                                    Tel.: (314) 418-3631
                                                    Fax.: (314) 418-1945

                                                    WIRING INFORMATION:
                                                    ABA No. 081   0000  210
                                                    A/C No. 140117-939
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations

-----------------------------------------------------------------------------------------------------------------------------------
 The Huntington National
 Bank                                               The Huntington National Bank             The Huntington National Bank
                               GENERAL REVOLVING    917 Euclid Avenue                        917 Euclid Avenue
                               COMMITMENT:          Cleveland, Ohio 44115                    Cleveland, Ohio 44115

                               $15,000,000          PRIMARY CONTACT:

                                                    Timothy M. Ward
                                                    Corporate Banking
                                                    Tel.: (216) 515-6832
                                                    Fax. : (216) 515-6082

                                                    CONTACT FOR BORROWINGS, PAYMENTS,
                                                    ETC.:
                                                    Andrielle I. Pickett
                                                    Corporate Banking
                                                    Tel.: (216) 515-6217
                                                    Fax.: (216) 515-6082

                                                    WIRING INFORMATION:
                                                    ABA No. 044  0000  24
                                                    A/C No. 15804
                                                    Ref.: Jo-Ann Stores, Inc.
                                                    Attention:  Commercial Loan Operations

                                       ANNEX II

                            INFORMATION AS TO SUBSIDIARIES
                                 (as of May 5, 1999)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    PERCENTAGE OF
                                                                                                  OUTSTANDING STOCK
               NAME OF                               TYPE OF             JURISDICTION             OR OTHER EQUITY
              SUBSIDIARY                            ORGANIZATION             WHERE                 INTERESTS OWNED
                                                                            ORGANIZED            (INDICATING WHETHER
                                                                                                  OWNED BY THE
                                                                                                     BORROWER OR A
                                                                                                   SPECIFIED SUBSIDIARY)
-----------------------------------------------------------------------------------------------------------------------------------
 FCA of California, Inc.                                 corp.                 Ohio                  100%, by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
 FCA of Ohio, Inc.                                       corp.                 Ohio                  100%, by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
 FCA of South Dakota, Inc.                               corp.                 Ohio                  100%, by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
 House of Fabrics, Inc.                                  corp.                 Delaware              100%, by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------
 FCA Financial, Inc.                                     corp.                 Ohio                  100%, by the Borrower
-----------------------------------------------------------------------------------------------------------------------------------

                                      ANNEX III

                         DESCRIPTION OF EXISTING INDEBTEDNESS

1.   Revolving Credit Facility   --- as of 4/30/99
     - $215 million borrowed under facility including $15.0 million under the $40.0 million temporary committed facility
     -      Six separate loans with various borrowing dates
     - Any additional borrowings subsequent to such date in the ordinary course of business

2.   Uncommitted Lines of Credit --- as of 4/30/99
     -      $25.1 million borrowed with three banks
     -      Borrowings are on an overnight basis
     - Any additional borrowings subsequent to such date in the ordinary course of business.

3. Guarantor on $490,000 of $1.0 million line of credit that The Country Sampler Store, L.L.C. (of which Jo-Ann Stores has a 49% interest) has with American National Bank and Trust Company of Chicago.

4. Trade Letters of Credit --- as of 4/30/99
     - Approximately $45.0 million consisting of $30.2 million of outstanding trade letters of credit and $14.8 million of related acceptances
     - Additional L/Cs incurred subsequent to such date in the ordinary course of business

5. Insurance Standby Letter of Credit --- as of 4/30/99
     - $1.941 million for Workers Compensation, General Liability and Auto Insurance
     -      Beneficiary:  Kemper Insurance

6.   Lease Standby Letter of Credit ---- as of 4/30/99
     -      $100,000 covering lease
     -      Beneficiary: Echo, L.L.C.

                                       ANNEX IV
                            DESCRIPTION OF EXISTING LIENS

                                    -----None-----

                                       ANNEX V

         DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES

1. Existing investment in the capital of The Country Sampler Store, L.L.C. of approximately $1,049,000, representing a 49% interest.

2. Five separate advances to The Country Sampler Store, L.L.C. (of which Jo-Ann Stores has a 49% interest) as follows:
     -      $147,000 at 7% interest paid quarterly--due June 30, 2007
     -      $294,000 at 7% interest paid quarterly--due March 31, 2008
     -      $134,750 at 7% interest paid quarterly--due June 15, 2008
     -      $247,250 at 7% interest paid quarterly--due September 30, 2008
     -      $196,000 at 7% interest paid quarterly--due March 31, 2009

3. Existing investment in the capital of Bouclair, Inc., of approximately $3,159,225, representing a 24% interest.

4. See Guarantee of $490,000 of $1.0 million line of credit for The Country Sampler Store, L.L.C., described in Annex III.

5.   McDonald Ohio Tax Credit Fund
     -      Invests in low income housing to take advantage of tax credits
     - Jo-Ann Stores owns 4 of 47 limited partnership units at $500,000 each---$2.0 million investment
     - Jo-Ann currently has note payable to partnership for balance of investment contribution of approximately $1.1 million

6.   The Cleveland Development Partnership II
     - Invests in projects that further the growth and development of Cleveland
     - Jo-Ann Stores has invested $175,000 and has committed to another $75,000 in November 1999

7.   Ohio Innovation Fund
     - Invests in early stage technology based businesses located primarily in Ohio
     -      Jo-Ann Stores has invested $35,000 and has committed to another
            $87,500

                                       ANNEX VI

                           DESCRIPTION OF LETTERS OF CREDIT
                                 DEEMED ISSUED UNDER
                                 THE CREDIT AGREEMENT

Letters of Credit issued by KeyBank National Association and outstanding on the Closing Date. At the close of business on April 30, 1999, the aggregate outstandings were:

STANDBY LETTERS OF CREDIT

$2,041,000

DOCUMENTARY LETTERS OF CREDIT
(INCLUDING ACCEPTANCES AND TIME DRAFTS)

$45,064,000

At the Closing Date, the total may be greater or less than the amount indicated above, because of transactions in the ordinary course of business under the Borrower's existing revolving credit agreement..

                                     EXHIBIT A-1

                                GENERAL REVOLVING NOTE

$_______________                                               Cleveland, Ohio
                                                               _________, 1999

     FOR VALUE RECEIVED, the undersigned JO-ANN STORES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of KeyBank National Association (the "ADMINISTRATIVE AGENT"), on the Maturity Date, the principal sum of ________________ DOLLARS AND NO CENTS ($ ) or, if less, the then unpaid principal amount of all General Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each General Revolving Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.6 of the Credit Agreement.

     This Note is one of the General Revolving Notes referred to in the Credit Agreement, dated as of May 5, 1999, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and KeyBank National Association, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                        JO-ANN STORES, INC.

                                        By: ____________________________________
                                             Executive Vice President
                                                  & Chief Financial Officer


                           LOANS AND PAYMENTS OF PRINCIPAL

                                                 AMOUNT
                                                   OF
    DATE       AMOUNT      TYPE                PRINCIPAL     UNPAID
     OF         OF          OF       INTEREST   PAID OR    PRINCIPAL    MADE
  NOTATION     LOAN        LOAN       PERIOD    PREPAID     BALANCE      BY
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

                                     EXHIBIT A-2


                                   SWING LINE NOTE

$________________                                              Cleveland, Ohio
                                                               _________, 1999

     FOR VALUE RECEIVED, the undersigned JO-ANN STORES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _______________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of KeyBank National Association (the "ADMINISTRATIVE AGENT"), the principal sum of ________________ DOLLARS ($ ) or, if less, the then unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower will pay the principal amount of each Swing Line Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in any event be not more than 7 days following the date such Swing Line Loan was made.

     The Borrower promises also to pay interest on the unpaid principal amount of each Swing Line Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.6 of the Credit Agreement.

     This Note is the Swing Line Note referred to in the Credit Agreement, dated as of May 5, 1999, among the Borrower, the financial institutions from time to time party thereto (including the Lender), and KeyBank National Association, as Administrative Agent (as from time to time in effect, the "CREDIT AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the maturity of any Swing Line Loan evidenced hereby, in whole or in part.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                        JO-ANN STORES, INC.

                                        By: ____________________________________
                                             Executive Vice President
                                                  & Chief Financial Officer

                           LOANS AND PAYMENTS OF PRINCIPAL

                                              AMOUNT
                                                OF
    DATE      AMOUNT     TYPE                PRINCIPAL    UNPAID
     OF        OF         OF                  PAID OR   PRINCIPAL      MADE
  NOTATION    LOAN       LOAN    MATURITY     PREPAID    BALANCE        BY
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------

                                     EXHIBIT B-1

                                 NOTICE OF BORROWING

                                                  [Date]

KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: LARGE CORPORATE GROUP

            RE:     NOTICE OF BORROWING
                    UNDER CREDIT AGREEMENT

Ladies and Gentlemen:

     The undersigned, Jo-Ann Stores, Inc., an Ohio corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 5, 1999 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.2(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.2(a) of the Credit Agreement.

     The Borrower hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

           (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                        Very truly yours,

                                        JO-ANN STORES, INC.

                                        By: ____________________________________
                                             Title:

                                  BORROWING SCHEDULE

PROPOSED BORROWING #1:

--------------------------------------------------------------------------------------------------------------------
BUSINESS DAY                                                                                  INTEREST PERIOD
OF                                                                         AGGREGATE          IF LOANS ARE
PROPOSED                FACILITY            TYPE OF                        AMOUNT             EURODOLLAR
BORROWING                                   LOANS                          OF LOANS           LOANS
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                        General Revolving   Prime Rate Loans                                  One Month
     ____, 19___        Facility

                                            Eurodollar Loans                   $_______       Two Months
                        Swing Line
                        Facility            Money Market Rate Loans with                      Three Months
                                            a maturity of ___ days (not
                        [Circle one of      more than 7 days) and a                           Six Months
                        above]              Quoted rate of ____%

                                                                                              [Circle one of

                                            [Circle and/or                                    above]
                                            complete one of
                                            above]

--------------------------------------------------------------------------------------------------------------------


PROPOSED BORROWING #2:

--------------------------------------------------------------------------------------------------------------------
BUSINESS DAY                                                                                  INTEREST PERIOD
OF                                                                         AGGREGATE          IF LOANS ARE
PROPOSED                FACILITY            TYPE OF                        AMOUNT             EURODOLLAR
BORROWING                                   LOANS                          OF LOANS           LOANS
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                        General Revolving   Prime Rate Loans                                  One Month
     ____, 19___        Facility

                                            Eurodollar Loans                   $_______       Two Months
                        Swing Line
                        Facility            Money Market Rate Loans with                      Three Months
                                            a maturity of ___ days (not
                        [Circle one of      more than 7 days) and a                           Six Months
                        above]              Quoted rate of ____%

                                                                                              [Circle one of

                                            [Circle and/or                                    above]
                                            complete one of
                                            above]

--------------------------------------------------------------------------------------------------------------------

PROPOSED BORROWING #3:


--------------------------------------------------------------------------------------------------------------------
BUSINESS DAY                                                                                  INTEREST PERIOD
OF                                                                         AGGREGATE          IF LOANS ARE
PROPOSED                FACILITY            TYPE OF                        AMOUNT             EURODOLLAR
BORROWING                                   LOANS                          OF LOANS           LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                        General Revolving   Prime Rate Loans                                  One Month
     ____, 19___        Facility

                                            Eurodollar Loans                   $_______       Two Months
                        Swing Line
                        Facility            Money Market Rate Loans with                      Three Months
                                            a maturity of ___ days (not
                        [Circle one of      more than 7 days) and a                           Six Months
                        above]              Quoted rate of ____%

                                                                                              [Circle one of
                                            [Circle and/or                                    above]
                                            complete one of
                                            above]

--------------------------------------------------------------------------------------------------------------------


PROPOSED BORROWING #4:


--------------------------------------------------------------------------------------------------------------------

BUSINESS DAY                                                                                  INTEREST PERIOD
OF                                                                         AGGREGATE          IF LOANS ARE
PROPOSED                FACILITY            TYPE OF                        AMOUNT             EURODOLLAR
BORROWING                                   LOANS                          OF LOANS           LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                        General Revolving   Prime Rate Loans                                  One Month
     ____, 19___        Facility

                                            Eurodollar Loans                   $_______       Two Months
                        Swing Line
                        Facility            Money Market Rate Loans with                      Three Months
                                            a maturity of ___ days (not
                        [Circle one of      more than 7 days) and a                           Six Months
                        above]              Quoted rate of ____%

                                                                                              [Circle one of
                                            [Circle and/or                                    above]
                                            complete one of
                                            above]

--------------------------------------------------------------------------------------------------------------------

                                     EXHIBIT B-2

                                 NOTICE OF CONVERSION

                                                  [Date]

KeyBank National Association,

     as Administrative Agent for the Lenders party to the Credit Agreement referred to below

127 Public Square
Cleveland, Ohio 44114

     Attention: LARGE CORPORATE GROUP

     RE:    NOTICE OF CONVERSION
            OF OUTSTANDING GENERAL REVOLVING LOANS
            UNDER THE CREDIT AGREEMENT

Ladies and Gentlemen:

     The undersigned, Jo-Ann Stores, Inc., an Ohio corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 5, 1999 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.5 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of General Revolving Loans of one Type into General Revolving Loans of another Type, pursuant to section 2.5 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such conversion.

                                        Very truly yours,

                                        JO-ANN STORES, INC.

                                        By: ____________________________________
                                             Title:

                                 CONVERSION SCHEDULE

PROPOSED CONVERSION #1

     [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW, SUCH CONVERSION TO BE MADE ON __________]


--------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE             INTEREST PERIOD
                                                                 AMOUNT                IF LOANS ARE
    DATE OF LOANS            TYPE OF LOANS                      OF LOANS               EURODOLLAR LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                        One Month

      ____, 19__           Prime Rate Loans

                                                               $________                Two Months

                           Eurodollar Loans

                                                                                        Three Months

                                [Circle One of                                          Six Months
                                    Above]

                                                                                       [Circle one of
                                                                                           above]

--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE             INTEREST PERIOD
                                                                 AMOUNT                IF LOANS ARE
    DATE OF LOANS            TYPE OF LOANS                      OF LOANS               EURODOLLAR LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                   One Month

      ____, 19__           Prime Rate Loans

                                                               $________           Two Months

                           Eurodollar Loans

                                                                                   Three Months

                                [Circle One of                                     Six Months
                                    Above]

                                                                                            [Circle one of
                                                                                                above]

--------------------------------------------------------------------------------------------------------------------

PROPOSED CONVERSION #2

     [OF THE GENERAL REVOLVING LOANS DESCRIBED IN THE FIRST TABLE BELOW INTO GENERAL REVOLVING LOANS DESCRIBED IN THE SECOND TABLE BELOW, SUCH CONVERSION TO BE MADE ON __________]



--------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE             INTEREST PERIOD
                                                                 AMOUNT                IF LOANS ARE
    DATE OF LOANS            TYPE OF LOANS                      OF LOANS               EURODOLLAR LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                   One Month

      ____, 19__           Prime Rate Loans

                                                               $________           Two Months

                           Eurodollar Loans

                                                                                   Three Months

                            [Circle One of                                         Six Months
                                Above]

                                                                                        [Circle one of
                                                                                            above]

--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                                AGGREGATE             INTEREST PERIOD
                                                                 AMOUNT                IF LOANS ARE
    DATE OF LOANS            TYPE OF LOANS                      OF LOANS               EURODOLLAR LOANS

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                   One Month

      ____, 19__           Prime Rate Loans

                                                               $________           Two Months

                           Eurodollar Loans

                                                                                   Three Months

                            [Circle One of                                         Six Months
                                Above]

                                                                                        [Circle one of
                                                                                            above]

--------------------------------------------------------------------------------------------------------------------

                                     EXHIBIT B-3

                               LETTER OF CREDIT REQUEST

No. ______________(1)

                                             Dated __________(2)

KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114

     Attention:     LARGE CORPORATE GROUP
                    & INTERNATIONAL DEPARTMENT

Ladies and Gentlemen:

     The undersigned, Jo-Ann Stores, Inc., an Ohio corporation (the "BORROWER"), refers to the Credit Agreement, dated as of May 5, 1999 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders.

     The Borrower hereby requests that ________ , as an Issuing Bank, issue a Letter of Credit on ______________, 19__ (the "DATE OF ISSUANCE") in the aggregate amount of U.S. $________________, for the account of_________.

     The beneficiary of the requested Letter of Credit will be ________________,(3) and such Letter of Credit will be in support of
_____________________(4) and will have a stated termination date of
______________________.(5)

     The Borrower hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

          (i)  $_________ principal amount of Loans will be outstanding;
     and

          (ii) $________ aggregate undrawn face amount of Letters of Credit will be outstanding.

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

---------------------------------
(1)  Letter of Request Number

(2) Date of Letter of Request (at least three Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Issuing Bank).

(3)  Insert name and address of beneficiary.

(4) Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

(5) Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

          (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects when made; and

          (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

     Copies of all documentation with respect to the supported transaction are attached hereto.

                                   Very truly yours,

                                   JO-ANN STORES, INC.

                                   By: ____________________________________
                                        Title:

                            EXHIBIT C








                   ----------------------------

                             FORM OF

                       SUBSIDIARY GUARANTY

                   ----------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------



                     THE SUBSIDIARIES OF JO-ANN STORES, INC.
                                  NAMED HEREIN
                                  AS GUARANTORS

                                      WITH


                                     [LOGO]


                          KEYBANK NATIONAL ASSOCIATION,
                             AS ADMINISTRATIVE AGENT

                          -----------------------------

                               SUBSIDIARY GUARANTY

                                   DATED AS OF
                                   MAY 5, 1999

                          -----------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                               SUBSIDIARY GUARANTY

     SUBSIDIARY GUARANTY, dated as of May 5, 1999 (as amended, modified or supplemented from time to time, "THIS GUARANTY"), made by each of the undersigned (each, together with its successors and assigns, a "GUARANTOR" and collectively, the "GUARANTORS"), with KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (herein, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT") under the Credit Agreement referred to below:

     PRELIMINARY STATEMENTS:

     (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

     (2) This Guaranty is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "CREDIT AGREEMENT"), among Jo-Ann Stores, Inc., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "LENDERS"), and KeyBank National Association, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $300,000,000, with such loans or advances being evidenced by promissory notes (the "NOTES", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

     (3) This Guaranty is made for the benefit of the Administrative Agent, each Issuing Bank and the Lenders (all of the foregoing, collectively, the "CREDITORS") to guarantee the payment of the principal of and interest on the Notes and the payment and performance by the Borrower of its obligations under the Credit Agreement and the other Credit Documents to which the Borrower is a party. This Guaranty is one of the Credit Documents referred to in the Credit Agreement.

     (4) It is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit, under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

     (5) Each Guarantor is a direct or indirect Subsidiary of the Borrower. Each Guarantor will obtain benefits from the incurrence of Loans by the Borrower, and the issuance of Letters of Credit for the account of the Borrower or any of its Subsidiaries, under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower, and to issue and participate in Letters of Credit for the account of the Borrower or any of its Subsidiaries.

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent and the other Creditors and hereby covenants and agrees with the Administrative Agent and each other Creditor as follows:

     1. GUARANTY BY THE GUARANTORS, ETC. (a) Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the following:

          (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement,

          (ii) all reimbursement obligations with respect to Letters of Credit issued under the Credit Agreement, including (without limitation) all obligations to reimburse LC Disbursements made pursuant to Letters of Credit issued (or deemed issued) under the Credit Agreement, and

          (iii) all other obligations and liabilities owing by the Borrower to the Administrative Agent or any of the other Creditors under the Credit Agreement and the other Credit Documents to which the Borrower is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder), in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, the Credit Agreement or any of such other Credit Documents, including any such interest or other amounts which, but for any automatic stay under section 362(a) of the Bankruptcy Code, would become due. Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other action, occurrence or circumstance whatsoever.

     (b) In addition to the foregoing, each Guarantor also, jointly and severally, irrevocably and unconditionally guarantees that each of the terms, conditions, covenants and agreements of the Borrower under the Credit Agreement and the other Credit Documents will be duly and punctually performed and observed strictly in accordance with the terms thereof and that if for any reason whatsoever the Borrower shall fail to do so, such Guarantor shall duly and punctually perform and observe, or cause the Borrower to duly and punctually perform and observe, the same. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to enforce performance by the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other act, occurrence or circumstance whatsoever.

     (c) All indebtedness, liabilities and obligations guaranteed under section 1(a) and 1(b) hereof are herein collectively referred to as the "GUARANTEED OBLIGATIONS".

     (d) In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Administrative Agent and the other Creditors, whether or not due or payable by the obligor thereon, upon the occurrence in respect of the Borrower or other applicable obligor of any bankruptcy or insolvency proceeding or case under the Bankruptcy Code, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Administrative Agent, for the benefit of the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Credit Documents governing such Guaranteed Obligations.

     (e) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Borrower or other applicable obligor for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), THEN notwithstanding any notice or knowledge thereof by the Administrative Agent, any other Creditor, any of their respective Affiliates, or any other person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Creditors, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

     (f) Each Guarantor understands, agrees and confirms that the Administrative Agent and the other Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, the Borrower or other person, against any security for all or any portion of the Guaranteed Obligations, or under any other guaranty covering all or any portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made in such currency and otherwise in such manner as is provided in the Credit Documents to which such payments relate.

     2. SUBORDINATION. (a) Any Indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the Indebtedness of the Borrower to the Administrative Agent and the other Creditors; and such Indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred so requests, shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the other Creditors and be paid over to the Administrative Agent, for the benefit of the Administrative Agent and the other Creditors, on account of the Indebtedness of the Borrower to the Administrative Agent and the other Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

     (b) If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Creditor or to any other person pursuant to or in respect of this Guaranty, any reimbursement or similar claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior termination of the Total Commitment and indefeasible payment in full of all Guaranteed Obligations owed to the Administrative Agent and the other Creditors.

     3. GUARANTORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against the Borrower or any other person, including, without limitation, the Administrative Agent, any other Creditor, any of their respective Affiliates, or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Guaranteed Obligations, including, without limitation:

          (1) any increase in the amount of the Guaranteed Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loans and Letters of Credit above any specific maximum amount referred to herein or in the Credit Agreement as in effect on the date hereof, and any increase in any interest rate, Fee or other amount applicable to any portion of the Guaranteed Obligations or otherwise payable under any Credit Document;

          (2) any direction as to the application of any payment by the Borrower or by any other person;

          (3) any incurrence of additional Guaranteed Obligations at any time or under any circumstances, including, without limitation, (x) during the continuance of a Default or Event of Default, (y)(1) at any time when all conditions to such incurrence have not been satisfied, or (z) in excess of borrowing base, sublimit or other similar or dissimilar limitations contained in the Credit Agreement or any of the other Credit Documents;

          (4) any renewal or extension of the time for payment or maturity of any of the Guaranteed Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Credit Agreement, any other Credit Document, or any other instrument or agreement applicable to the Borrower or any other person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

          (5) any failure of the Credit Agreement, any other Credit Document, or any other instrument or agreement applicable to the Borrower or any other person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Credit Document;

          (6) any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, any other Credit Document, or any such other instrument or agreement;

          (7) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshall assets, or any election of remedies) under or in respect of (x) the Credit Agreement, any other Credit Document, or any such other instrument or agreement, or (y) any obligation or liability of the Borrower or any other person;

          (8) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, any other Credit Document, or any such other instrument or agreement, or any such obligation or liability, including, without limitation, (x) any failure of the Administrative Agent or any other Creditor to give notice of any Default or Event of Default under any Credit Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property which is collateral security for any of the Guaranteed Obligations, and (y) any act or failure to act on the part of the Administrative Agent or any other Creditor, in any manner referred to in this Guaranty, or otherwise, which may deprive such Guarantor of its right to (A) subrogation against the Borrower to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other Guarantor for any such payments made by it, or which otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;

          (9) any application of any amounts by whomsoever paid or howsoever realized to the Guaranteed Obligations or any other liabilities owed to the Administrative Agent or any other Creditor, regardless of the order or priority of any such application, and regardless of what liabilities of the Borrower or any other person remain unpaid;

          (10) any settlement or compromise of any of the Guaranteed Obligations, any security therefor or guaranty thereof;

          (11) any payment made to the Administrative Agent or any other Creditor on the Guaranteed Obligations which the Administrative Agent or any other Creditor repays, returns or otherwise restores to the Borrower or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

          (12) any subordination of any of the claims of the Administrative Agent or any other Creditor to any claims of any creditors of the Borrower or any other person, or any subordination of any liens or security interests in favor of the Administrative Agent or any other Creditor to any liens or security interests of any other person;

          (13) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

          (14) the existence of any right of setoff, offset or banker's lien, or any failure to exercise rights in respect thereof, or any release thereof;

          (15) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of the Administrative Agent or any other Creditor, or any acceptance thereof, including, without limitation, any addition of any Guarantor to this Guaranty;

          (16) any release of any security or any guaranty by or at the direction of the Administrative Agent or any other Creditor, or any release or discharge of, or limitation of recourse against, any person furnishing any security or guaranty, including, without limitation, any release or discharge of any Guarantor from this Guaranty;

          (17) any limitation on any person's liability or obligation under the Credit Agreement, any other Credit Document, or any such other instrument or agreement, or any such obligation or liability, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, any other Credit Document, or any such other instrument or agreement or any such obligation or liability or any term or provision of any thereof;

          (18) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

          (19) any disallowance or limitation of any claim of the Administrative Agent, any other Creditor, or any other person, in any such proceeding;

          (20) any change in the ownership of all or any part of the capital stock of, or other equity interests in, the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any merger or consolidation involving the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any purchase, acquisition, sale, lease or disposition by the Borrower, any of its Subsidiaries or Affiliates, or any other person, of any assets or properties;

          (21) any breach by the Borrower or any of its other Subsidiaries or Affiliates of any of their representations or warranties contained in any of the Credit Documents or any other certificate or document executed and delivered in connection therewith;

          (22) any inability of the Borrower to create or incur any Subordinated Indebtedness or other Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Subordinated Indebtedness or other Indebtedness, or to otherwise conduct its business affairs;

          (23) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other person of its interest in any of the property, rights or interests constituting security for all or any portion of the Guaranteed Obligations or any other Indebtedness, liabilities or obligations;

          (24) any failure of any of the Credit Documents, or any other agreement or instrument securing all or any portion of the Guaranteed Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;

          (25) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;

          (26) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above; and/or

          (27) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, which could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

     4. WAIVERS. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (i) notice of any of the matters referred to in section 3, (ii) all notices required by statute, rule of law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Guaranteed Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Guaranteed Obligation, notice of any failure on the part of the Borrower, any of its Subsidiaries or Affiliates, or any other person, to perform or comply with any term or provision of the Credit Agreement, any other Credit Document or any other agreement or instrument to which the Borrower or any other person is a party, or notice of the commencement of any proceeding against any other person or its any of its property or assets, (iii) any right to the enforcement, assertion or exercise against the Borrower or against any other person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the other Credit Documents or any other agreement or instrument, and (iv) any requirement that such Guarantor be joined as a party to any proceedings against the Borrower or any other person for the enforcement of any term or provision of the Credit Agreement, the other Credit Documents, this Guaranty or any other agreement or instrument.

     5. SUBROGATION RIGHTS. Until such time as the Guaranteed Obligations have been paid in full in cash and otherwise fully performed and the Total Commitment under the Credit Agreement has been terminated, each Guarantor hereby irrevocably waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the Bankruptcy Code, or otherwise) to the claims of the Administrative Agent and/or the other Creditors against the Borrower, any other Guarantor or any other guarantor of or surety for the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor which it may at any time otherwise have as a result of this Guaranty.

     6. SEPARATE ACTIONS. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower, and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.

     7. GUARANTORS FAMILIAR WITH BORROWER'S AFFAIRS, ETC. Each Guarantor confirms that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement, the other Credit Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Borrower and its other Subsidiaries and Affiliates and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or any other Creditor or any other person acting on behalf of the Administrative Agent or any other Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and its other Subsidiaries and Affiliates and any circumstances affecting (i) the Borrower's or any other Subsidiary's or Affiliate's ability to perform its obligations under the Credit Agreement and the other Credit Documents to which it is a party, or (ii) any collateral securing, or any other guaranty for, all or any part of the Borrower's or such other Subsidiary's or Affiliate's payment and performance obligations thereunder; and each Guarantor further agrees that the Administrative Agent and the other Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guaranty.

     8. COVENANT NOT TO CAUSE EVENTS OF DEFAULT UNDER CREDIT AGREEMENT, ETC. Each Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with section 25 hereof, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

      9. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants that:

          (a) it is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

          (b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party;

          (c) it has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (d) neither the execution, delivery and performance by such Guarantor of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Guarantor or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by or to which it or any of its property or assets are bound or affected, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter or organizational documents of such Guarantor;

          (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which such Guarantor is a party;

          (f) there are no actions, suits or proceedings pending or, to, the knowledge of such Guarantor, threatened with respect to such Guarantor which question the validity or enforceability of any of the Credit Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Credit Documents to which it is a party; and

          (g) as of the date such Guarantor has become a party to this Guaranty,
     (i) such Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Administrative Agent and the other Creditors under this Guaranty and the other Credit Documents to which such Guarantor is a party;
     (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Credit Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

     10. CONTINUING GUARANTY; REMEDIES CUMULATIVE, ETC. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated as provided in section 25 hereof. No failure or delay on the part of the Administrative Agent or any other Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any other Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for the Administrative Agent or any other Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     11. ENFORCEMENT EXPENSES. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to section 12.1 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the other Creditors).

     12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Creditors and their successors and assigns.

     13. AMENDMENTS AND WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of (i) the Administrative Agent, acting with the written consent of the Required Lenders (or to the extent required by section 12.12 of the Credit Agreement, with the written consent of each Lender), and (ii) each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).

     14. HEADINGS DESCRIPTIVE. The headings of the several sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

     15. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not the Administrative Agent or such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set off and application.

     17. NOTICES. All notices requests, demands or other communications pursuant hereto shall be made in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to any Guarantor, at the address specified for it in Annex II to the Credit Agreement (or if no such address is specified, to it c/o the Borrower), with a courtesy copy to the Borrower at its address specified in or pursuant to the Credit Agreement; if to the Administrative Agent or any Lender, as provided in the Credit Agreement; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communication shall be mailed, telegraphed, telexed, facsimile transmitted, or cabled or sent by overnight courier, and shall be effective when received.

     18. REINSTATEMENT. If claim is ever made upon the Administrative Agent or any other Creditor for recission, repayment, recovery or restoration of any amount or amounts received by the Administrative Agent or any other Creditor in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (x) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (y) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), THEN and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

     19. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE AGENT, THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OHIO. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of Ohio, or of the United States of America for the Northern District of Ohio, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to such Guarantor at its address provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. Nothing herein shall affect the right of the Administrative Agent or any of the other Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

     (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document or Credit Document brought in the courts referred to in section 19(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH OTHER CREDITOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     20. SALE OF CAPITAL STOCK OF A GUARANTOR. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of section 9.2 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by section 12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this section 20).

     21. CONTRIBUTION AMONG GUARANTORS. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment PRO RATA among same based on their respective net fair value as enterprises, PROVIDED any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof).

     22. FULL RECOURSE OBLIGATIONS; EFFECT OF FRAUDULENT TRANSFER LAWS, ETC. It is the desire and intent of each Guarantor, the Administrative Agent and the other Creditors that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced AB INITIO to that maximum amount which would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.

     23. PAYMENTS FREE AND CLEAR OF SETOFFS, COUNTERCLAIMS AND TAXES, ETC. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and, except as provided for in section 23(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Creditor pursuant to the laws of the jurisdiction under which such Creditor is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the applicable Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Guarantor agrees to reimburse each Creditor, upon the written request of such Creditor for taxes imposed on or measured by the net income or profits of such Creditor pursuant to the laws of the jurisdiction in which such Creditor is organized or in which the principal office or Applicable Lending Office of such Creditor is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located and for any withholding of income or similar taxes imposed by the United States of America as such Creditor shall determine are payable by, or withheld from, such Creditor in respect of such amounts so paid to or on behalf of such Creditor pursuant to the preceding sentence, which request shall be accompanied by a statement from such Creditor setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Guarantor will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the applicable Creditor, evidencing such payment by the applicable Creditor. Each applicable Guarantor will indemnify and hold harmless the Administrative Agent and each Creditor, and reimburse the Administrative Agent or such Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Creditor.

     (b) Notwithstanding anything to the contrary contained in section 23(a),
(i) any applicable Guarantor shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from any amounts payable hereunder for the account of any Creditor which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding; and (ii) any applicable Guarantor shall not be obligated pursuant to section 23(a) hereof to gross-up payments to be made to a Creditor in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Lender has not provided to the Borrower such forms.

     24. JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") each Guarantor, the Administrative Agent and the other Creditors, by their acceptance of the benefits hereof, agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.

     (b) The obligation of a Guarantor in respect of any sum due in the Original Currency from it to the Administrative Agent or any other Creditor hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Creditor or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Creditor or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Creditor or the Administrative Agent (as the case may be) in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Administrative Agent or any other Creditor (as the case may be) in the Original Currency, such Creditor or the Administrative Agent (as the case may be) agrees to remit to such Guarantor such excess.

     25. TERMINATION. Upon receipt by the Administrative Agent of evidence satisfactory to it (1) of the termination of the Total Commitment, (2) that no Letters of Credit remain outstanding, (3) of the payment (or prepayment) in full of the principal of and interest on all the Notes in accordance with the terms thereof and of the Credit Agreement, and (4) of the payment (or the making of provision satisfactory to the Administrative Agent for the payment) of all other amounts included in the Guaranteed Obligations, THEN this Guaranty shall terminate and the Administrative Agent, at the request and expense of the Borrower or any of the the Guarantors, will execute and deliver to the Borrower and the Guarantors a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

     26. ENFORCEMENT BY ADMINISTRATIVE AGENT. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and that no Creditor other than the Administrative Agent shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Creditors, upon the terms of this Guaranty. The Administrative Agent and the other Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor, as such.

     27. GENERAL LIMITATION OF LIABILITY. No claim may be made by any Guarantor against the Administrative Agent or any other Creditor, or the Affiliates, directors, officers, employees, attorneys or agents of any of them, for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each Guarantor hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     28. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any other Creditor with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such other Creditor, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Guarantor, to any of its Affiliates, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Guarantor agrees, on behalf of itself and its Affiliates, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

     29. CREDITORS NOT FIDUCIARY TO GUARANTORS, ETC. The relationship among any Guarantor and its Affiliates, on the one hand, and the Administrative Agent and the other Creditors, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the other Creditors have no fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

     30. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

 FCA FINANCIAL, INC.,                  FABRI-CENTERS OF SOUTH DAKOTA, INC.,
     AS A GUARANTOR                            AS A GUARANTOR

 BY:  /S/ BRIAN P. CARNEY                BY:  /S/ BRIAN P. CARNEY
      ----------------------------            -----------------------------
          TITLE:                                  TITLE:

 FCA OF OHIO, INC.,                      FABRI-CENTERS OF CALIFORNIA, INC.,
      AS A GUARANTOR                          AS A GUARANTOR

 BY:    /S/ BRIAN P. CARNEY              BY:    /S/ BRIAN P. CARNEY
      ----------------------------            -----------------------------
          TITLE:                                  TITLE:

                                         HOUSE OF FABRICS, INC.,
                                              AS A GUARANTOR

                                         BY:    /S/ BRIAN P. CARNEY
                                              -----------------------------
                                                  TITLE:

 ACCEPTED AND AGREED.

 KEYBANK NATIONAL ASSOCIATION,
       AS ADMINISTRATIVE AGENT

 BY:       /S/ ILLEGIBLE
     ---------------------------
            VICE PRESIDENT

                                    EXHIBIT D










                          ----------------------------
                                     FORM OF

                           OPINION OF SPECIAL COUNSEL
                                     TO THE
                                    BORROWER
                          ----------------------------

                                  ________ __, 1999

To the Administrative Agent and
     each of the Lenders party
     to the Credit Agreement
     referred to below
c/o KeyBank National Association
127 Public Square
Cleveland, Ohio 44114

     Attention: LARGE CORPORATE GROUP

          RE:  $300,000,000 CREDIT AGREEMENT
               WITH JO-ANN STORES, INC.

Ladies and Gentlemen:

     We have acted as special counsel to Jo-Ann Stores, Inc., an Ohio corporation (the "BORROWER"), in connection with (i) the execution and delivery of the Credit Agreement, dated as of May 5, 1999 (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent, and (ii) the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion letter is delivered by us to you at the request of the Borrower in accordance with the requirements of section 6.1(f) of the Credit Agreement.

     As such special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and matters of law as we have considered necessary as a basis for the opinions set forth herein, including without limitation the following:

          (a)  the Credit Agreement;

          (b) the Notes delivered today pursuant to the Credit Agreement; and

          (c) the Subsidiary Guaranty.

The documents referred to in clauses (a) through (c) above are herein sometimes referred to as the "CREDIT DOCUMENTS".

     In our examination we have assumed the genuineness of all signatures (other than as to any Credit Party), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of the respective Credit Parties, public officials and other appropriate persons. We have also assumed, with your approval, the due authorization, execution and delivery of the Credit Documents on the part of the Administrative Agent and the Lenders and the legality, validity, binding effect on, and enforceability of the Credit Documents against those persons. All assumptions and statements of reliance as to factual matters herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     We understand that you have considered the applicability of fraudulent transfer laws to the transactions contemplated by the Credit Documents, as to which laws we express no opinion, and have satisfied yourself with respect thereto.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to the federal laws of the United States, the laws of the State of Ohio, and the corporate laws of the State of Delaware, and accordingly, no opinions expressed herein shall be deemed to cover any other laws.

     We have neither examined nor requested an examination of the indices or records of any court or governmental or other agency, authority, instrumentality or entity, nor have we made inquiry of any person or entity, except as expressly set forth in this opinion letter. In addition, we have not independently verified or investigated the accuracy or completeness of any factual information and, because the scope of our examination did not include such verification, we assume no responsibility for the accuracy or completeness of any such information.

     As used herein, "to our knowledge" shall mean to the actual knowledge of the lawyers who have been actively involved in the negotiation of the Credit Documents and the lawyers in our firm who are the current primary contacts for the Borrower at the firm.

     Based upon the foregoing and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that:

          1. CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
     (i) is a validly existing corporation under the laws of the jurisdiction of its formation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage and (ii) to our knowledge, is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

          2. SUBSIDIARIES. To our knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the ownership interest of the Borrower therein.

          3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.

          4. CREDIT DOCUMENTS. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document to which it is a party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain other provisions of such Credit Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Ohio or other applicable jurisdictions, but the inclusion of such provisions does not affect the validity as against any Credit Party of any of such Credit Documents as a whole, and such Credit Documents contain adequate provisions for enforcing payment of the obligations governed thereby and for the realization of the principal rights and benefits afforded thereby, subject to the other qualifications and limitations contained in this opinion letter.

          5. NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any provision of any State of Ohio or United States federal law, statute, rule, regulation (including, without limitation, Regulations T and U of the Board of Governors of the Federal Reserve System), or, to our knowledge, any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, or other material agreement or other instrument, in each case of which we have knowledge to which any Credit Party is a party or by which it or any of its property or assets are bound or affected or (iii) will violate any provision of the charter, by-laws or code of regulations of any Credit Party.

          6. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Ohio or United States federal governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7. LITIGATION. To our knowledge, there are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents.

          8. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable Ohio state public utility law.

          9. SENIOR DEBT. The Obligations constitute "Senior Indebtedness" as such term is defined in the Indenture, dated as of May 5, 1999, relating to the Borrower's $150,000,000 aggregate principal amount of 10.375% Senior Subordinated Notes due May 1, 2007.

     This opinion letter is being furnished only to the addresses and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                   Very truly yours,

                                    EXHIBIT E






                          ----------------------------
                                     FORM OF

                              ASSIGNMENT AGREEMENT
                          ----------------------------

                              ASSIGNMENT AGREEMENT

                               DATED _____________

     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

     _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, the Letters of Credit, and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

     2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement (6)

     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to


---------------------------

(6) If the Assignee isorganized under the laws of a jurisdiction outside the United States.

in section 12.4(c) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

     5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (1) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (2) all Facility Fee on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and (3) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and Facility Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.

     7. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

 [NAME OF ASSIGNOR],                     [NAME OF ASSIGNEE],
      as Assignor                            as Assignee

 By:_________________________________    By:_________________________________
         Vice President                          Vice President

 Acknowledged and agreed.

 KEYBANK NATIONAL ASSOCIATION,
        as Administrative Agent

 By:_________________________________
         Vice President

                             ANNEX I
                               FOR
               ASSIGNMENT AND ASSUMPTION AGREEMENT

8.   The Borrower:

               JO-ANN STORES, INC.

2.   Name and Date of Credit Agreement:

               Credit Agreement, dated as of May 5, 1999, among Jo-Ann Stores, Inc., the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.

3.   Date of Assignment Agreement:

               --------- ---, -----

4. Amounts (as of date of item #3 above):


 -----------------------------------------------------------------------------
                    General         General         Swing Line      Swing Line
                    Revolving       Revolving       Commitment      Loans
                    Commitment      Loans
 -----------------------------------------------------------------------------
 Aggregate Amount   $____           $_____
 for all Lenders
 -----------------------------------------------------------------------------
 Assigned Share     _____%          _____%
 -----------------------------------------------------------------------------
 Amount of          $_____          $_____
 Assigned Share
 -----------------------------------------------------------------------------
 Amount Retained    $_____          $_____
 by Assignor
 -----------------------------------------------------------------------------

5.   Settlement Date:

               --------- ---, ---

6.   Rate of Interest to the Assignee:

               As set forth in section 2.6 of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(7)

(7) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 2.6 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.   Facility
     Fee:

               As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)

8.   Letter of
     Credit Fees:

               As set forth in section 4.1(b) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(9)

9.   Notices:

 ASSIGNOR:                               ASSIGNEE:

 Attention:__________________            Attention:__________________
 Telephone:                              Telephone:
 Facsimile:                              Facsimile:

10.  Payment Instructions:

 ASSIGNOR:                               ASSIGNEE:

 ABA No.:                                ABA No.:
 Account No.:                            Account No.:
 Ref.: Jo-Ann Stores, Inc.               Ref.: Jo-Ann Stores, Inc.

 Attention:__________________            Attention:__________________
 Telephone:                              Telephone:
 Facsimile:                              Facsimile:

----------------------------
(8) The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fee through payment by the Assignee to the Assignor.

(9) The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                            EXHIBIT F

                  SECTION 5.4(b)(ii) CERTIFICATE

     Reference is hereby made to the Credit Agreement, dated as of May 5, 1999, among Jo-Ann Stores, Inc., the financial institutions party thereto from time to time, and KeyBank National Association, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                   [NAME OF BANK]

                                   By:_________________________________
                                        Title:

Dated:__________